Exhibit 4.1(a)

Execution Copy

WIRECO WORLDGROUP INC.,

the Guarantors named herein and

U.S. BANK NATIONAL ASSOCIATION, as Trustee

INDENTURE

Dated as of May 19, 2010

$275,000,000

9.5% Senior Notes due 2017

CROSS-REFERENCE TABLE

TIA Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.08: 7.10
(b)(1)	7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.06
(b)	11.03
(c)	11.03
313(a)	7.06
(b)(1)	7.08
(b)(2)	7.06; 7.08
(c)	7.06
(d)	7.06
314(a)	4.06; 4.17
(b)	N.A.
(c)(1)	11.04
(c)(2)	11.04
(c)(3)	N.A.
(d)	N.A.
(e)	11.05
(f)	N.A.
315(a)	7.01(b)
(b)	7.05; 11.02
(c)	7.01(d)
(d)	7.01(c)
(e)	6.12
316(a) (last sentence)	2.10
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.08
(c)	8.04(b)
317(a)(1)	6.09
(a)(2)	6.10
(b)	2.05; 7.12
318(a)	11.01

N.A. means Not Applicable

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EXHIBITS

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INDENTURE, dated as of May 19, 2010, by and among WIRECO WORLDGROUP INC., a Delaware corporation, as issuer (the “Company”), the Guarantors set forth on the signature pages hereto and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States of America, as trustee (the “Trustee”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Notes.

ARTICLE ONE

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01. Definitions.

“Acceleration Notice” has the meaning set forth in Section 6.02(a).

“Aceros Camesa (Mexico)” means Wire Rope Corporation de México I, S. de R.L. de C.V. or any successor.

“Acquired Debt” means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

(2) Indebtedness secured by a Lien encumbering any asset owned or acquired by such specified Person.

“Additional Notes” has the meaning set forth in Section 2.03.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Affiliate Guarantors” means the Restricted Entities other than the Company and its Restricted Subsidiaries.

“Affiliate Transaction” has the meaning set forth in Section 4.14(a).

“Agent” means any Registrar, Paying Agent, or agent for service of notices and demands.

“Agent Members” has the meaning set forth in Section 2.16(a).

“amend” means amend, modify, supplement, restate or amend and restate, including successively; and “amending” and “amended” have correlative meanings.

“Applicable Procedures” has the meaning set forth in Section 2.07(b).

“Asset Sale” means:

(1) the sale, lease, conveyance or other disposition of any assets or rights; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of any Restricted Entity and its Restricted Subsidiaries taken as a whole will be governed by Section 4.08 and/or Section 5.01 and not by Section 4.12; and

(2) the issuance or sale of Equity Interests in (a) a Restricted Subsidiary of the Company or (b) a Restricted Subsidiary of Cayman Holdco other than any direct or indirect parent of the Company.

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(1) any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $10.0 million;

(2) a transfer of assets between or among Restricted Entities, subject to Section 4.04;

(3) an issuance or sale of Equity Interests by a Restricted Entity to a Restricted Entity;

(4) the sale, lease, sublease, assignment or other disposition of equipment, products, services, inventory, accounts receivable, or other real or personal property in the ordinary course of business;

(5) the sale or other disposition of Cash Equivalents;

(6) a Restricted Payment that does not violate Section 4.10;

(7) the creation of Liens permitted by this Indenture;

(8) the exchange of assets held by a Restricted Entity for assets held by any Person or entity, provided that (a) the assets received by such Restricted Entity in any such exchange will immediately constitute, be part of, or be used in a Permitted Business by a Restricted Entity; and (b) any such assets received are of a comparable or greater Fair Market Value or usefulness to the business of the Restricted Entities as a whole to the assets exchanged as determined in good faith by such Restricted Entity;

(9) the surrender or waiver of contractual rights or the settlement, release or surrender of contract, tort or other claims of any kind;

(10) the grant in the ordinary course of business of any license of patents, trademarks, registrations therefor, know-how and other intellectual property;

(11) any sale, assignment or other disposition of Equity Interests in, assets or properties of, or Indebtedness or other securities of, an Unrestricted Subsidiary (including China JV Holdco), or of the proceeds thereof; and

(12) any Event of Loss.

“Asset Sale Offer” has the meaning set forth in Section 4.12(c).

“Auditors’ Determination” has the meaning set forth in Section 10.07(d).

“Auditor’s Liquidity Impairment Determination” has the meaning set forth in Section 10.07(f).

“Authentication Order” has the meaning set forth in Section 2.03.

“Bankruptcy Law” means Title 11, United States Code, or any similar U.S. Federal or state law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act as in effect on the Issue Date. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2) with respect to a partnership, the board of directors of the general partner of the partnership;

(3) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4) with respect to any other Person, the board or committee of such Person serving a similar function.

“Board Resolution” means a copy of a resolution certified by the secretary or an assistant secretary (or a person performing a similar function in the case of a non-U.S. entity) of the relevant entity to have been duly adopted by the Board of Directors of such entity and to be in full force and effect on the date of such certification.

“Borrowing Base” means, as of any date, an amount equal to:

(1) 85% of the net amount of accounts receivable, less allowance for doubtful accounts, owned by the Restricted Entities as of the end of the most recent fiscal quarter preceding such date; plus

(2) 60% of the net book value of all inventory owned by the Restricted Entities as of the end of the most recent fiscal quarter preceding such date.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banking institutions in New York City are authorized or required by law to close.

“Calculation Date” means the date on which the event for which the calculation of the Fixed Charge Coverage Ratio, the Credit Facility Leverage Ratio or the Secured Leverage Ratio is made occurs.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing clauses (1) through (4) any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

(1) United States dollars;

(2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than six months from the date of acquisition;

(3) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any lender party to the Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $500.0 million;

(4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) of this definition entered into with any financial institution meeting the qualifications specified in clause (3) of this definition;

(5) commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and, in each case, maturing within one year after the date of acquisition;

(6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition; and

(7) in the case of any Restricted Entity organized or having its principal place of business outside of the United States, investments denominated in the currency of the jurisdiction in which such Restricted Entity is organized or has its principal place of business which are similar to the items specified in clauses (1), (2), (3), (4), (5) and (6) of this definition.

“Cayman Holdco” means WireCo WorldGroup (Cayman) Inc., a company organized under the laws of the Cayman Islands, or if such entity has been released as a Guarantor in accordance with the terms of this Indenture, such other ultimate parent of the Company that is a Guarantor.

“Certificated Notes” has the meaning set forth in Section 2.02.

“Change of Control” means the occurrence of any of the following:

(1)(a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act)), other than Permitted Holders, is or becomes the Beneficial Owner, directly or indirectly, of 50% or more of the voting power of the Voting Stock of the Company or Cayman Holdco (or upon any merger or consolidation, the surviving or successor entity); or (b) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company or Cayman Holdco (together with any new directors whose election to such Board of Directors or whose nomination for election was approved by a vote of at least 50% of the directors of the Company or Cayman Holdco then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute at least a majority of the Board of Directors of the Company or Cayman Holdco;

(2) at any time, Cayman Holdco (together with the Management Investors) ceases to own beneficially, directly or indirectly, 100% of the Voting Stock of the Company (unless, following a Public Equity Offering of the Company, all parent Guarantors of the Company have been released);

(3) the sale, transfer, conveyance, or other disposition in one or a series of related transactions, of all or substantially all of the properties or assets of Cayman Holdco and the Restricted Subsidiaries, taken as a whole (which, for the avoidance of doubt, shall not include merger or consolidation transactions), to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than to Permitted Holders; or

(4) the adoption of a plan relating to the liquidation or dissolution of the Company.

“Change of Control Offer” means an offer to a Holder of Notes to repurchase all or any part of that Holder’s Notes in the event a Change of Control occurs.

“Change of Control Payment Date” means the date of repurchase of Notes by the Company pursuant to a Change of Control Offer.

“China JV” means WISCO WRCA Co., Ltd., a limited liability equity joint venture organized under the laws of the PRC, between China JV Holdco and Jiangbei Steel Processing and Logistics Co., Ltd., a limited liability company organized under the laws of the People’s Republic of China, or any successor.

“China JV Debt” means Indebtedness of China JV or China JV Holdco that is not guaranteed by, or secured by the assets of, any Restricted Entity.

“China JV Holdco” means WRCA Hong Kong Holding Co., Ltd., a Hong Kong company, or any successor.

“Clearstream” means Clearstream Banking, S.A.

“Commission” means the U.S. Securities and Exchange Commission.

“Company” means the party named as such in the introduction to this Indenture until a successor replaces such party pursuant to Article Five of this Indenture and thereafter means the successor.

“Consolidated EBITDA” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person and its Restricted Subsidiaries for such period plus, without duplication:

(1) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(2) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letters of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

(3) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; plus

(4) all one-time fees, costs, expenses (including cash compensation payments and transaction fees), in each case incurred by any Restricted Entity (or the company or business being acquired) incurred in connection with or resulting from any other merger, consolidation, acquisition or offering of debt or equity securities occurring after the Issue Date (whether or not successful), to the extent deducted in computing such Consolidated Net Income; plus

(5) unrealized non-cash losses resulting from foreign currency balance sheet adjustments required by GAAP to the extent such losses were deducted in computing such Consolidated Net Income; plus

(6) all amounts deducted in arriving at such Consolidated Net Income amount in respect of severance packages payable in connection with the termination of any officer, director or employee of any Restricted Entity; plus

(7) in the case of non-cash minority interest loss, such loss, and minus in the case of non-cash minority interest income, such income; plus

(8)(a) payments of the advisory fees (but not expense reimbursement) required to be paid pursuant to the Management Fee Letter, plus (b) reasonable out-of-pocket expenses of, or indemnification payments to, Paine required to be paid pursuant to the terms of the Management Fee Letter, in each case, to the extent deducted in computing such Consolidated Net Income; plus

(9) business optimization expenses and other reorganization or restructuring charges, reserves or expenses (which, for the avoidance of doubt, shall include, without limitation, the effect of inventory optimization programs, plant closures, facility consolidations, retention, systems establishment costs (including costs of instituting systems and controls to comply with the Sarbanes-Oxley Act of 2002), contract termination costs, future lease commitments and excess pension charges) to the extent deducted in computing such Consolidated Net Income, all as set forth in an Officer’s Certificate signed by the specified Person’s chief executive officer and chief financial officer which states (a) the amounts of such charges, reserves or expenses and (b) that such charges, reserves or expenses are based on the reasonable good faith beliefs of such officers at the time of such execution; plus

(10) to the extent included in Consolidated Net Income, non-cash stock-based compensation expense; minus

(11) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business;

in each case, on a consolidated basis and determined in accordance with GAAP. Consolidated EBITDA shall not include the impact of any purchase accounting adjustments.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary of the specified Person will be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary of the specified Person; provided that concurrently with the next quarterly or annual delivery to the Trustee of the financial statements required to be delivered pursuant to Section 4.17 after the receipt of any dividends or other distributions received from or in respect of China JV Holdco that are of the type referred to in clause (9) of Section 4.10(b) (not including, for the avoidance of doubt, payments pursuant to the Royalty Agreement, or other commercial contracts, agreements or arrangements between the China JV and any Restricted Entity), the Company shall notify the Trustee by delivery of an Officer’s Certificate what portion of such dividend or distribution (if any) that it elects to treat as subject to such clause (9) of Section 4.10(b), in which event (a) such portion of such dividend or distribution shall not be included in Consolidated Net Income or Consolidated EBITDA or in the computation of the amount referred to in sub-clause (C) of clause (4) of Section 4.10(a) and (b) the remaining portion (if any) of such dividend or distribution shall be treated as not subject to such clause (9) of Section 4.10(b), and shall be included in Consolidated Net Income and Consolidated EBITDA and in the computation of the amount referred to in sub-clause (C) of clause (4) of Section 4.10(a).

(2) the Net Income of any Restricted Subsidiary of the specified Person will be excluded to the extent that the declaration or payment of dividends or similar distributions (in the case of Restricted Subsidiaries of the Company) or Investments in the Company (in the case of Restricted Subsidiaries of Affiliate Guarantors) from that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, except that the Net Income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash which actually has been or could have been distributed in cash (or any Investment that could be made in cash, as applicable) by such Restricted Subsidiary during such period to (or in) the Company or another Restricted Subsidiary of Cayman Holdco as a dividend or other transfer (by loans, advances, intercompany transfers or otherwise) (subject, in the case of a dividend or other distribution or transfer which could have been made or transferred to another Restricted Subsidiary, to the limitations contained in this clause (2) with respect to such Restricted Subsidiary);

(3) the cumulative effect of a change in accounting principles will be excluded; and

(4) the non-cash impairment loss of such Person or its Restricted Subsidiaries relating to goodwill or other non-amortizing intangible assets will be excluded.

“Covenant Defeasance” has the meaning set forth in Section 9.01(b).

“Credit Agreement” means that certain Credit Agreement, dated as of February 8, 2007, by and among the Company, Cyprus Holdco, Canadian Imperial Bank of Commerce, acting through its New York Agency, as Administrative Agent and the other lenders and agents party thereto, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, in each case, as amended, restated, modified, renewed, refunded, extended, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

“Credit Facilities” means Credit Revolving Facilities and Credit Term Facilities.

“Credit Facility Indebtedness” means Indebtedness under a Credit Facility incurred and outstanding under clause (2) of Section 4.09(b).

“Credit Facility Leverage Cap” means, at a particular date, the amount of Credit Facility Indebtedness of Cayman Holdco and its Restricted Subsidiaries that would be permitted to be incurred and outstanding if the Credit Facility Leverage Ratio for Cayman Holdco’s Reference Period immediately preceding such date would not have exceeded 2.75 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness has been incurred at the beginning of such Reference Period.

“Credit Facility Leverage Ratio” means with respect to any specified Person for any period, the ratio of Credit Facility Indebtedness of such Person and its Restricted Subsidiaries as of the last day of the applicable Reference Period to the Consolidated EBITDA (calculated as set forth in the definition of “Fixed Charge Coverage Ratio”) of such Person and its Restricted Subsidiaries for such Reference Period.

“Credit Revolving Facility” means, one or more debt facilities (including, without limitation, the HSBC Agreement) or commercial paper facilities, in each case, with banks or other institutional lenders providing for revolving credit loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time, whether by the same or any other lender or group of lenders.

“Credit Term Facility” means, one or more term debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case, with banks or other institutional lenders providing for term loans or receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), in each case (a) as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time, whether by the same or any other lender or group of lenders and (b) not including revolving credit loans or letters of credit.

“Custodian” means any receiver, interim receiver, receiver and manager, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

“Cyprus Holdco” means WireCo WorldGroup Limited, a company organized under the laws of the Republic of Cyprus.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Demand” has the meaning set forth in Section 10.07(f).

“Depositary” means, with respect to the Notes issued in the form of one or more Global Notes, The Depository Trust Company or another Person designated as Depositary by the Company, which Person must be a clearing agency registered under the Exchange Act.

“Designated Noncash Consideration” means the Fair Market Value of non-cash consideration received by any Restricted Entity in connection with an Asset Sale that is so designated as Designated Noncash Consideration pursuant to an Officer’s Certificate delivered to the trustee, setting forth the basis of such value.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature, provided that if such Capital Stock is issued pursuant to any plan for the benefit of employees of a Restricted Entity, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by a Restricted Entity in order to satisfy applicable statutory or regulatory obligations. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require a Restricted Entity to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale or upon or related to termination of employment, death or disability (or which right was otherwise created in connection with an employment arrangement) will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Restricted Entity may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.10. For the avoidance of doubt, Luxembourg preferred equity certificates issued by a Restricted Entity shall not constitute Disqualified Stock while held by another Restricted Entity.

“Distribution Compliance Period” means the 40 day distribution compliance period as defined in Regulation S.

“Domestic Subsidiary” means any Restricted Subsidiary of any Restricted Entity that was formed under the laws of the United States or any state of the United States or the District of Columbia.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means a public or private sale either (a) of Equity Interests of the Company by the Company (other than Disqualified Stock and other than to a Subsidiary of the Company) or (b) of Equity Interests of a direct or indirect parent entity of the Company (other than to the Company or a Subsidiary of the Company) to the extent that the net proceeds therefrom are contributed to the common equity capital of the Company.

“Euroclear” means the Euroclear Bank, S.A./N.V., as operator of the Euroclear System.

“Event of Default” has the meaning set forth in Section 6.01.

“Event of Loss” means any event that results in a Restricted Entity receiving proceeds from any insurance or from a condemnation event.

“Excess Proceeds” has the meaning set forth in Section 4.12(c).

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Exchange Note” means new debt securities issued by the Company and guaranteed by the Guarantors that have been registered pursuant to an effective Exchange Registration Statement under the Securities Act pursuant to the Registration Rights Agreement.

“Exchange Offer” means an offer to exchange the Notes in accordance with the Exchange Registration Statement under the Registration Rights Agreement.

“Exchange Registration Statement” means the registration statement relating to an offer to exchange filed by the Company and the Guarantors under the Registration Rights Agreement.

“Existing Indebtedness” means the Indebtedness of Cayman Holdco and its Subsidiaries (other than Indebtedness under the Credit Facilities) in existence on (or incurred on) the Issue Date, until such amounts are permanently repaid.

“Fair Market Value” means, with respect to any asset or Property, the price which would have been negotiated in an arm’s-length transaction, between a willing seller and a willing and able buyer, neither of whom is under pressure or compulsion to complete the transaction, as determined in good faith by the Board of Directors of the Restricted Entity responsible for such determination (unless otherwise expressly provided in this Indenture), or if no one such Restricted Entity is so responsible, by the Board of Directors of the Company.

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication or inclusion of intercompany amounts, of:

(1) the consolidated net interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letters of credit, bankers’ acceptances, and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates and excluding amortization of debt issuance costs; plus

(2) the consolidated net interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3) any interest on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

(4) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of Cayman Holdco or a Restricted Subsidiary of Cayman Holdco (other than Disqualified Stock) or to Cayman Holdco or a Restricted Subsidiary of Cayman Holdco, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal.

“Fixed Charge Coverage Ratio” means with respect to any specified Person for any period, the ratio of Consolidated EBITDA of such Person and its Restricted Subsidiaries for such Reference Period to the Fixed Charges of such Person and its Restricted Subsidiaries for such Reference Period.

For purposes of calculating the Fixed Charge Coverage Ratio, the Credit Facility Leverage Ratio and the Secured Leverage Ratio:

(1) In the event that the specified Person or any of its Restricted Subsidiaries incurs, repays, repurchases, defeases, reduces or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems Disqualified Stock or preferred stock subsequent to the commencement of the period for which the applicable ratio is being calculated and on or prior to the Calculation Date, then the applicable ratio will be calculated giving pro forma effect to such incurrence, repayment, repurchase, defeasance, reduction or other discharge of Indebtedness (and the application of the proceeds therefrom), or such issuance, repurchase or redemption of Disqualified Stock or preferred stock (and the application of the proceeds therefrom) as if the same had occurred at the beginning of the applicable Reference Period;

(2) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the Reference Period or subsequent to such Reference Period and on or prior to the Calculation Date will be given pro forma effect as if they had occurred on the first day of the Reference Period, and for purposes of determining the pro forma effects of such acquisition, Consolidated EBITDA will be calculated to give pro forma effect to those demonstrable cost savings resulting from any restructurings, head count reduction, closure of facilities and similar operational and other cost savings and other adjustments to be achieved in connection with such acquisition that the Restricted Entity or any of its Restricted Subsidiaries have determined to make or have made that (A) are expected to have a continuing impact, (B) are factually supportable for the 12 month period following the consummation of such acquisition, (C) are determined in good faith by the Board of Directors of the Restricted Entity or Cayman Holdco, as of each date of determination prior to the inclusion of the applicable cost savings and other adjustments in the calculation of Consolidated EBITDA and (D) are set forth in a Officers’ Certificate of the Restricted Entity delivered to the Trustee, setting forth such demonstrable operating expense reductions and other operating improvements, synergies or cost savings and information and calculations supporting them in reasonable detail;

(3) the Consolidated EBITDA attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded;

(4) if, since the beginning of the applicable Reference Period, any Person that became a Restricted Subsidiary of the specified Person or was merged with or into the Specified Person or any Restricted Subsidiary of the specified Person since the beginning of such Reference Period will have made any acquisition, disposition, merger or consolidation or operational change or has been determined to be a discontinued operation that would have required adjustment pursuant to this definition, then the applicable ratio will be calculated giving pro forma effect thereto for such period as if such acquisition, disposition, merger or consolidation or operational change or determination of a discontinued operation had occurred at the beginning of the applicable Reference Period;

(5) any Person that is a Restricted Subsidiary of the specified Person on the Calculation Date will be deemed to have been Restricted Subsidiary at all times during the applicable Reference Period; and

(6) any Person that is not a Restricted Subsidiary of the specified Person on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during the applicable Reference Period.

In addition, in calculating “Fixed Charges” for purposes of determining the denominator (but not the numerator) of the Fixed Charge Coverage Ratio:

(A) interest on outstanding Indebtedness determined on a fluctuating basis as of the date of determination and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on such Calculation Date;

(B) if interest on any Indebtedness actually incurred on the Calculation Date may optionally be determined at an interest rate based upon a factor or prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on such date will be deemed to have been in effect during the Reference Period; and

(C) notwithstanding clause (A) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

“Foreign Subsidiary” means any Restricted Subsidiary of Cayman Holdco that is not a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles in the United States of America set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, as in effect from time to time, provided that if any change in GAAP would alter the computation or determination of any financial ratio or other test provided for under this Indenture such ratio or other test shall continue to be computed in accordance with GAAP as in effect prior to such change until the Trustee and the Company shall have agreed whether (and if so, how) to amend this Indenture to eliminate the effect of such change on such computation or determination.

“German GmbH & Co. KG Guarantor” has the meaning set forth in Section 10.07(a).

“German GmbH Guarantor” has the meaning set forth in Section 10.07(a).

“German Guarantor” has the meaning set forth in Section 10.07(a).

“Global Notes” has the meaning set forth in Section 2.02.

“Global Note Legend” means the legend set forth in Exhibit D.

“Government Securities” means any security issued or guaranteed as to principal or interest by the United States, or by a Person controlled or supervised by and acting as an instrumentality of the government of the United States pursuant to the authority granted by the Congress of the United States or any certificate of deposit for any of the foregoing.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection or deposit in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

“Guarantors” means each of:

(1) the Affiliate Guarantors; and

(2) any Subsidiary of the Company or an Affiliate Guarantor that executes a Note Guarantee in accordance with the provisions of this Indenture,

and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of this Indenture.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1) interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and other agreements or arrangements designed to protect such Person against fluctuations in interest rates;

(2) currency exchange swap agreements, currency exchange cap agreements, currency exchange collar agreements and other agreements or arrangements designed to protect such Person against fluctuations in currency exchange values;

(3) commodity swap agreements, commodity cap agreements, commodity collar agreements and other agreements or arrangements designed to protect such Person against fluctuations in commodity prices; and

(4) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates.

“Holder” means the Person in whose name a Note is registered on the Register.

“HSBC Agreement” means that certain loan and security agreement, dated as of February 8, 2007, by and among the Company, certain affiliates and subsidiaries of the Company party thereto, as guarantors and pledgors, HSBC Business Credit (USA) Inc., as agent and as a lender, and the other financial institutions party thereto, as lenders and agents, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, in each case, as amended, restated, modified, renewed, refunded, extended, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

“Immaterial Subsidiary” means, as of any date, any Restricted Subsidiary whose total assets, as of that date, are less than $3.0 million and whose total revenues for the most recent 12-month period do not exceed $3.0 million.

“incur” has the meaning set forth in Section 4.09(a).

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

(1) in respect of borrowed money;

(2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3) in respect of banker’s acceptances;

(4) representing Capital Lease Obligations;

(5) representing the balance deferred and unpaid of the purchase price of any Property due more than six months after such Property is acquired, except any such balance that constitutes an accrued expense or trade payable (other than any contingent payment obligations of a Person based on the performance of a business or asset or Capital Stock purchased by such Person); or

(6) representing the net loss value of any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

Indebtedness will not include the obligations of any Person (a) resulting from the endorsement of negotiable instruments for collection or deposit in the ordinary course of business, (b) under stand-by letters of credit to the extent collateralized by cash or Cash Equivalents, (c) resulting from representations, warranties, covenants and indemnities given by such Person that are reasonably customary for sellers or transferors in an accounts receivable securitization or lending transaction, or (d) in respect of preferred stock of such Person.

“Indenture” means this Indenture as amended, restated or supplemented from time to time.

“Indirect Participants” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” means the Company’s 9.5% Senior Notes, issued on the Issue Date.

“Initial Purchaser” means Goldman, Sachs & Co. and J.P. Morgan Securities Inc.

“Interest Payment Date” means May 15 and November 15 of each year.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers, agents and employees made in the ordinary course of business and excluding advances made to customers and suppliers with respect to current or anticipated purchases of inventory in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP, excluding, for the avoidance of doubt, accounts receivable arising in the ordinary course of business. If any Restricted Entity sells or otherwise disposes of any Equity Interests of any Restricted Subsidiary of such Restricted Entity such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of such Restricted Entity, such Restricted Entity shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of such Restricted Entity’s Investments in such Subsidiary that were not sold or disposed of in an amount determined as the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the applicable Restricted Entity in connection with a Restricted Payment. Except as otherwise provided in this Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

“Issue Date” means May 19, 2010.

“LCC” has the meaning set forth in Section 10.06.

“Legal Defeasance” has the meaning set forth in Section 9.01(b).

“Legal Holiday” has the meaning set forth in Section 11.07.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease (other than an operating lease) in the nature thereof, any option or other agreement to sell or give a security interest in and, any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Liquid Assets” has the meaning set forth in Section 10.07(f).

“Luxembourg Guarantor” has the meaning set forth in Section 10.06.

“Management Determination” has the meaning set forth in Section 10.07(d).

“Management Fee Letter” means that certain letter agreement dated as of February 8, 2007, between Paine and the Company, as in effect on the Issue Date or as amended or supplemented on a basis that (taken as a whole) is no less favorable to the Restricted Entities than such Management Fee Letter as in effect on the Issue Date.

“Management Investors” means certain past or present members of the management of WRCA holding direct or indirect Equity Interests of the Company, together with any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially owning a majority controlling interest of which consist of any one or more Management Investors.

“Management Liquidity Impairment Determination” has the meaning set forth in Section 10.07(f).

“Maturity Date” when used with respect to any Note, means the date on which the principal amount of such Note becomes due and payable as therein or herein provided.

“Moody’s” means Moody’s Investors Service, Inc., or any successor rating agency.

“Net Assets” has the meaning set forth in Section 10.07(a).

“Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

(1) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with: (a) any Asset Sale (without regard to the $5.0 million limitation set forth in the definition thereof); or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

(2) any extraordinary or nonrecurring or unusual gain or loss (including gains or losses attributable to the early extinguishment of indebtedness), together with any related provision for taxes on such extraordinary or nonrecurring or unusual gain or loss as determined in the good faith judgment of the chief financial officer of the Company.

“Net Proceeds” means the aggregate cash proceeds received (when actually received) by any Restricted Entity in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset

Sale, including, without limitation, legal, accounting and investment banking fees, sales commissions, recording fees, title transfer fees, appraiser fees, cost of preparation of assets for sale and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness which is secured by a Lien on the asset or assets that were the subject of such Asset Sale (including any prepayment premiums or penalties) or which must by its terms, or in order to obtain a necessary consent to such Asset Sale, or by applicable law, be repaid out of the proceeds from such Asset Sale, and any reserve established in accordance with GAAP for adjustment in respect of the sale price of such asset or assets or for liabilities associated with the Property or other assets disposed of in such Asset Sale and retained by any Restricted Entity after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or for any indemnification obligations associated with such transaction.

“Non-Recourse Debt” means Indebtedness:

(1) as to which none of the Restricted Entities (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) (other than pledges of Equity Interests of Unrestricted Subsidiaries for the benefit of lenders of Unrestricted Subsidiaries), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender; and

(2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Notes) of any Restricted Entity to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity.

“Non-U.S. Person” means a Person who is not a U.S. person, as defined in Regulation S.

“Note Guarantee” means the Guarantee by each Guarantor of the Company’s obligations under this Indenture and the Notes, executed pursuant to the provisions of this Indenture, with such variations as may be required under local law in the event of a Note Guarantee delivered by a non-U.S. Guarantor.

“Notes” means the 9.5% Senior Notes due 2017 issued by the Company, treated as a single class of securities, as amended from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Offer Amount” has the meaning set forth in Section 4.12(e).

“Offer Period” has the meaning set forth in Section 4.12(e).

“Offering Circular” means the confidential offering circular, dated May 14, 2010, relating to the initial offering of the Notes.

“Offering Financial Statements” means the financial statements included under the heading “Index to Financial Statements” in the Offering Circular.

“Officer” means the Chairman of the Board, Chief Executive Officer, President, Chief Financial Officer or any Executive Senior Vice President, Senior Vice President, Vice President, Treasurer or any Assistant Treasurer or Secretary or any Assistant Secretary of the specified Person, or equivalent officer in the case of non-corporate or non-U.S. entities.

“Officer’s Certificate” means a certificate signed by an Officer (or two Officers to the extent specifically required by this Indenture) of the specified Person and delivered to the Trustee.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to Cayman Holdco, the Company, a Subsidiary Guarantor or the Trustee.

“Paine” means Paine & Partners, LLC, a Delaware limited liability company.

“Participants” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Paying Agent” has the meaning set forth in Section 2.04.

“Payment Default” has the meaning set forth in Section 6.01(4)(A).

“Permanent Regulation S Global Notes” has the meaning set forth in Section 2.02.

“Permitted Business” means any business in which Cayman Holdco and its Subsidiaries were engaged on the Issue Date or the majority of whose revenues are derived from the activities of Cayman Holdco and its Subsidiaries as of the Issue Date, and any business incidental, reasonably related, complementary or ancillary thereto, or which is a reasonable extension, development or expansion thereof as determined in good faith by the Board of Directors of the Company.

“Permitted Debt” has the meaning set forth in Section 4.09(b).

“Permitted Holders” means the Principals and their Related Parties.

“Permitted Investments” means:

(1) any Investment in the Company or another Restricted Entity;

(2) any Investment in Cash Equivalents;

(3) any Investment in a Person, if as a result of such Investment:

(a) such Person becomes a Restricted Entity; or

(b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Entity;

(4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.12;

(5) any Investment or acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) or out of the proceeds of a substantially concurrent issuance or sale of Equity Interests (other than Disqualified Stock);

(6) any Investments received in compromise or resolution of (a) obligations of trade creditors or customers that were incurred in the ordinary course of business of a Restricted Entity, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of, or other foreclosure with respect to, any trade creditor or customer; or (b) litigation, arbitration or other disputes;

(7) Investments represented by Hedging Obligations;

(8) repurchases of the Notes;

(9) Investments consisting of non-cash consideration received in the form of securities, notes or similar obligations in connection with dispositions of obsolete, worn out or surplus assets or Property permitted pursuant to this Indenture;

(10) advances, loans or extensions of credit to suppliers in the ordinary course of business;

(11) Investments of any Person (other than Indebtedness of such Person) in existence at the time such Person becomes a Restricted Entity; provided such Investment was not made in connection with or in anticipation of such Person becoming a Restricted Entity;

(12) any Investment consisting of a Guarantee permitted under Section 4.09;

(13) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

(14) advances to employees for moving, travel and entertainment, payroll advances and other similar advances to cover matters that are expected at the time of such advances to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(15) loans and advances to employees, officers and directors in the ordinary course of business for bona fide business purposes not in excess of the amount permitted under clause (8) of Section 4.14(b);

(16) any Investment existing on the Issue Date and any renewal or replacement thereof on terms and conditions not materially less favorable to the Holders of the Notes than the terms of the Investment being replaced;

(17) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits;

(18)(i) purchases of shares of any non-wholly owned Subsidiary of the Company from any Person other than a Restricted Entity for an amount not exceeding Fair Market Value and (ii) any exchange permitted by clause (11) of Section 4.10(b);

(19) Investments in China JV Holdco or in its assets, properties, securities or Indebtedness, or made with the proceeds thereof, in an aggregate amount (determined without giving effect to any changes, write-ups or write-downs in value but net of any reduction in the amount of such Investment resulting from payments, dividends, sales or other distributions in respect thereof) at any time outstanding not to exceed $75.0 million; and

(20) other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes, write-ups or write-downs in value), when taken together with all other Investments made pursuant to this clause (20) that are at the time outstanding (determined without giving effect to any changes, write-ups or write-downs in value but net of any reduction in the amount of such Investment resulting from payments, dividends, sales or other distributions in respect thereof) not to exceed the greater of (a) $50.0 million, and (b) 5.0% of Total Assets.

“Permitted Liens” means, subject to the limitation set forth in Section 4.09(f):

(1) Liens on assets of any Restricted Entity securing Indebtedness or other Obligations permitted to be outstanding under clause (1) or clause (2) of the definition of Permitted Debt contained in Section 4.09(b);

(2) Liens securing Acquired Debt that was permitted to be incurred pursuant to Section 4.09, provided that such Liens were not created in connection with or in contemplation of such acquisition or merger transaction pursuant to which the Acquired Debt was incurred and do not extend to any assets other than those acquired or those of the Person acquired by or merged into or consolidated with the Company or the Restricted Subsidiary;

(3) Liens in favor of any Restricted Entity;

(4) Liens to secure Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, permitted under this Indenture and incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of Property, plant or equipment used in the business of the Company or such Restricted Subsidiary, covering only the assets acquired with or financed by such Indebtedness;

(5) Liens on Property or shares of Capital Stock of a Person existing at the time such Person is merged with or into or consolidated with a Restricted Entity or any Subsidiary of any Restricted Entity; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than the assets or Capital Stock of the Person merged into or consolidated with the Restricted Entity or the Subsidiary;

(6) Liens on Property or shares of Capital Stock existing at the time of acquisition of the Property or shares of Capital Stock by any Restricted Entity or any Subsidiary of any Restricted Entity; provided that such Liens were in existence prior to such acquisition, and not incurred in contemplation of such acquisition and do not extend to any assets other than the Property or shares of Capital Stock so acquired;

(7) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(8) Liens existing on the Issue Date;

(9) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(10) pledges or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security legislation;

(11) Liens securing Indebtedness under Hedging Obligations permitted under this Indenture;

(12) Liens securing Indebtedness of any Restricted Entity with respect to obligations that do not exceed the greater of (a) $40.0 million, or (b) 4.0% of Total Assets in aggregate principal amount at any time outstanding;

(13) Liens on goods and documents of title to goods arising in the ordinary course of letter of credit transactions entered into in the ordinary course of business;

(14) survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(15) Liens created for the benefit of (or to secure) the Notes (or the Note Guarantees);

(16) Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under this Indenture; provided that:

(a) the new Lien shall be limited to all or part of the same Property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, or replacements of, such Property or proceeds or distributions thereof); and

(b) the Indebtedness secured by the new Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount, or, if greater, committed amount, of the Permitted Refinancing Indebtedness and (ii) an amount necessary to pay any fees, commissions and expenses, including premiums, related to such Permitted Refinancing Indebtedness;

(17) Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business;

(18) easements, rights of way, zoning restrictions, reservations, encroachments and other similar encumbrances in respect of real property;

(19) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings that may have been initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

(20) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of banker’s acceptances issued or credited for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(21) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of any Restricted Entity, including rights of offset and set-off;

(22) Liens arising out of consignment or similar arrangements for the sale of goods in the ordinary course of business;

(23) any interest or title of a lessor in the Property subject to any lease other than a capital lease;

(24) leases or subleases granted to others that do not materially interfere with the ordinary course of business of any Restricted Entity;

(25) Liens arising from filing Uniform Commercial Code financing statements regarding leases, provided that such Liens do not extend to any Property or assets which are not leased Property subject to such leases or subleases;

(26) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(27) Liens on the assets of Unrestricted Subsidiaries, or on the Equity Interests of Unrestricted Subsidiaries, that secure Non-Recourse Debt of Unrestricted Subsidiaries; and

(28) Liens created in substitution of or as replacements for any Liens permitted by the preceding clauses (1) through (27) and this clause (28); provided, however, that, based on a good faith determination of an officer of the Company, the Fair Market Value of the assets encumbered under any such substitute or replacement Lien is not greater than the Fair Market Value of the assets encumbered by the otherwise permitted Lien which is being replaced.

“Permitted Refinancing Indebtedness” means any Indebtedness issued in exchange for, or the net proceeds of which are used to extend, renew, refund, refinance, replace, defease or discharge other Indebtedness (other than intercompany Indebtedness); provided that:

(1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, commissions, and premiums, incurred in connection therewith);

(2) such Permitted Refinancing Indebtedness has a Weighted Average Life to Maturity equal to or greater than the shorter of (a) the Weighted Average Life to Maturity of, the Indebtedness being extended, renewed, refunded, refinanced, replaced, defeased or discharged, and (b) the Weighted Average Life to Maturity that would result if all payments of principal on the Indebtedness being extended, renewed, refunded, refinanced, replaced, defeased or discharged that are due on or after the date 91 days after the last Maturity Date of any Notes then outstanding were instead due on such date 91 days after the last date of maturity of any Notes then outstanding; and

(3) if the Indebtedness being extended, renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, renewed, refunded, refinanced, replaced, defeased or discharged.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Principals” means investment entities managed or controlled by Paine or its Affiliates.

“Private Placement Legend” means the legend initially set forth on the Rule 144A Global Notes and other Notes that are Restricted Notes in the form set forth in Exhibit B or the legend initially set forth on the Temporary Regulation S Global Note in the form set forth in Exhibit C, as the case may be.

“Property” means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock in, and other securities of, any other Person. For purposes of any calculation required pursuant to this Indenture, the value of any Property shall be its Fair Market Value.

“Public Equity Offering” means an offer and sale of Capital Stock (other than Disqualified Stock) of Cayman Holdco or another Restricted Entity pursuant to a registration statement that has been declared effective by the Commission pursuant to the Securities Act (other than a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of the Restricted Entity) and that yields net proceeds to the issuer of $40.0 million or more.

“Qualified Institutional Buyer” or “QIB” shall have the meaning specified in Rule 144A.

“Realizable Assets” has the meaning set forth in Section 10.07(c).

“Redemption Date” when used with respect to any Note to be redeemed pursuant to paragraph 5 of the Notes means the date fixed for such redemption pursuant to the terms of the Notes or, if applicable, such later date as such fixed date may be delayed until any applicable conditions are satisfied.

“Reference Period” has the meaning set forth in Section 4.09(a).

“refinance” means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, repurchase, redeem, defease or retire, or to issue other Indebtedness, in exchange or replacement for, such Indebtedness. “refinanced” and “refinancing” shall have correlative meanings.

“Registrar” has the meaning set forth in Section 2.04.

“Register” has the meaning set forth in Section 2.04.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Notes” has the meaning set forth in Section 2.02.

“Regulation S Notes” has the meaning set forth in Section 2.02.

“Related Party” means (1) any controlling stockholder or majority owned Subsidiary of any one or more Principals; or (2) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially owning a majority controlling interest of which consist of any one or more Principals and/or such other Persons referred to in the immediately preceding clause (1).

“Responsible Officer” means, when used with respect to the Trustee, any officer of the Trustee, at its New York office, including any vice president, assistant vice president or any other officer who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, and to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Relevant Period” has the meaning set forth in Section 10.07(f).

“Restricted Certificated Notes” has the meaning set forth in Section 2.02.

“Restricted Entities” means Cayman Holdco and all of its direct and indirect Subsidiaries (other than Unrestricted Subsidiaries designated as such in accordance with this Indenture, including China JV Holdco).

“Restricted Note” has the same meaning as “Restricted Security” set forth in Rule 144(a)(3) promulgated under the Securities Act; provided that the Trustee shall be entitled to request and conclusively rely upon an Opinion of Counsel with respect to whether any Note is a Restricted Note.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Payments” has the meaning set forth in Section 4.10(a).

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

“Royalty Agreement” means that certain Technology License and Support Agreement between Wire Rope Corporation of America, Inc. and WISCO WRCA Co., Ltd. as in effect on the Issue Date or as amended or supplemented on a basis that (taken as a whole) is no less favorable to the Restricted Entities than such Royalty Agreement as in effect on the Issue Date.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 144A Global Notes” has the meaning set forth in Section 2.02.

“Rule 144A Notes” has the meaning set forth in Section 2.02.

“S&P” means Standard & Poor’s Ratings Group, or any successor rating agency.

“Secured Indebtedness” means, with respect to any specified Person, any Indebtedness (other than the Notes or a Note Guarantee) of such Person that is secured by a Lien on any property or assets of such Person and the Notes or a Note Guarantee are not secured on a senior or equal and ratable basis with such Indebtedness.

“Secured Leverage Cap” means, at a particular date, the amount of Secured Indebtedness of Cayman Holdco and its Restricted Subsidiaries that would be permitted to be incurred and outstanding if the Secured Leverage Ratio for Cayman Holdco’s Reference Period immediately preceding such date would not have exceeded 3.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Secured Indebtedness has been incurred at the beginning of such Reference Period.

“Secured Leverage Ratio” means, with respect to any specified Person for any period, the ratio of Secured Indebtedness of such Person and its Restricted Subsidiaries as of the last day of the applicable Reference Period to the Consolidated EBITDA (calculated as set forth in the definition of “Fixed Charge Coverage Ratio”) of such Person and its Restricted Subsidiaries for such Reference Period.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Shelf Registration Statement” has the meaning assigned to that term pursuant to the Registration Rights Agreement.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.

“Special Interest” has the meaning assigned to that term pursuant to the Registration Rights Agreement.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or Trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof); and

(3) any other Person that is consolidated in the consolidated financial statements of the specified Person in accordance with GAAP.

“Subsidiary Guarantors” means each of:

(1) the Domestic Subsidiaries of the Company as of the Issue Date; and

(2) any other Subsidiary of the Company that executes a Note Guarantee in accordance with the provisions of this Indenture.

“Temporary Regulation S Global Notes” has the meaning set forth in Section 2.02.

“Temporary Regulation S Global Note Legend” means the legend set forth in Exhibit H.

“TIA” means the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the date of this Indenture, except with respect to amendments or supplements thereto, which will comply with the TIA as then in effect.

“Total Assets” means, at a particular date, the total consolidated assets of the Restricted Entities, as shown on the most recent balance sheet of Cayman Holdco, without giving effect to any amortization of the amount of intangible assets since the Issue Date.

“Trustee” means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means the successor.

“Unrestricted Certificated Note” has the meaning set forth in Section 2.02.

“Unrestricted Subsidiary” means (i) China JV Holdco and the China JV and (ii) any other Subsidiary of Cayman Holdco (other than Aceros Camesa (Mexico)) that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only, in the case of clause (ii), to the extent that such Subsidiary:

(1) has no Indebtedness other than Non-Recourse Debt;

(2) except as expressly permitted by Section 4.14, is not party to any agreement, contract, arrangement or understanding with the Company or another Restricted Subsidiary of Cayman Holdco unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; and

(3) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results;

in each case in clauses (1) through (3) above, including their respective Subsidiaries.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2) the then outstanding principal amount of such Indebtedness.

“WRCA” means Wire Rope Corporation of America, Inc., a Delaware corporation.

Section 1.02. Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the portion of such provision required to be incorporated herein in order for this Indenture to be qualified under the TIA is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes.

“indenture securityholder” means a Holder.

“indenture to be qualified” means this Indenture.

“obligor on the indenture securities” means the Company, the Guarantors or any other obligor on the Notes.

All other terms used in this Indenture that are defined by the TIA, defined in the TIA by reference to another statute or defined by Commission rule have the meanings therein assigned to them.

Section 1.03. Rules of Construction.

Unless the context otherwise requires:

(1) a term has the meaning assigned to it herein, whether defined expressly or by reference;

(2) “or” is not exclusive;

(3) words in the singular include the plural, and in the plural include the singular;

(4) words used herein implying any gender shall apply to both genders;

(5) “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subsection;

(6) unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP; and

(7) “$,” “U.S. Dollars” and “United States Dollars” each refer to United States dollars, or such other money of the United States that at the time of payment is legal tender for payment of public and private debts.

ARTICLE TWO

THE SECURITIES

Section 2.01. Amount of Notes.

The Trustee shall initially authenticate the Notes for original issue on the Issue Date in an aggregate principal amount of $275,000,000 upon a written order of the Company in the form of an Officer’s Certificate of the Company pursuant to Section 2.03.

Section 2.02. Form and Dating.

(a) The Notes and the Trustee’s certificate of authentication relating thereto shall be in substantially the forms set forth, or referenced, in Exhibit A annexed hereto and in this Article Two. The Notes may have such appropriate insertions, omissions, substitutions, notations, legends, endorsements, identifications and other variations as are required or permitted by law, stock exchange rule or depositary rule or usage, the certificate of incorporation, bylaws or other similar governing instruments of the Company, agreements to which the Company is subject, if any, or other customary usage, or as may consistently herewith be determined by the Officers of the Company executing such Notes, as evidenced by such execution (provided that any such notation, legend, endorsement, identification or variation is in a form acceptable to the Company). Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

(b) The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

Any Initial Notes and Additional Notes, in either case, offered and sold in reliance on Rule 144A (the “Rule 144A Notes”) shall be issued initially in the form of one or more permanent global Notes in substantially the form set forth in Exhibit A and shall contain the Private Placement Legend set forth in Exhibit B (the “Private Placement Legend”) and the Global Note Legend (the “Rule 144A Global Notes”), registered in the name of the nominee of the Depositary, deposited with the Trustee, at its New York office, as custodian for the Depositary, for credit to an account of a direct or indirect participant in the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Rule 144A Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as provided in Sections 2.07 and 2.16.

Any Initial Notes and Additional Notes, in either case, offered and sold in offshore transactions in reliance on Regulation S (the “Regulation S Notes”) shall be issued initially in the form of one or more temporary global Notes in substantially the form set forth in Exhibit A and containing the Private Placement Legend as set forth in Exhibit C and the Temporary Regulation S Global Note Legend (the “Temporary Regulation S Global Notes”) deposited with the Trustee, at its New York office, as custodian for the Depositary, and registered in the name of the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Company and authenticated by the Trustee as hereinafter provided. At any time following termination of the Distribution Compliance Period, upon receipt by the Depositary of a certificate substantially in the form set forth in Exhibit E hereto and together with copies of certificates from Euroclear and Clearstream certifying receipt of non-U.S. beneficial ownership of 100% of the aggregate principal amount of the Temporary Regulation S Global Note (except to the extent of any beneficial owners thereof who acquired an interest therein during the Distribution Compliance Period pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a Rule 144A Global Note), one or more permanent Global Notes substantially in the form of Exhibit A hereto and containing the Global Note Legend (the “Permanent Regulation S Global Notes,” and together with the Temporary Regulation S Global Notes, the “Regulation S Global Notes”) duly executed by the Company and authenticated by the Trustee as hereinafter provided shall be deposited with the Trustee, as custodian for the Depositary, and the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Temporary Regulation S Global Note in an amount equal to the principal amount of the beneficial interest in the Temporary Regulation S Global Note transferred. Simultaneously with authentication of the Permanent Regulation S Global Note, the Trustee, upon receipt of written direction by the Company, will cancel the Temporary Regulation S Global Note at such time as the balance thereof is reduced to zero in accordance with this paragraph. The aggregate principal amount of the Regulation S Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as provided in Sections 2.07 and 2.16.

Pursuant to Section 2.07(a) below, in exchange for or upon transfer of beneficial interests in the Rule 144A Global Notes or Regulation S Global Notes, Notes shall be issued, respectively, in the form of permanent certificated Notes in substantially the form set forth in Exhibit A containing the Private Placement Legend as set forth in Exhibit B (the “Rule 144A Physical Notes”), or in the form of permanent certificated Notes substantially in the form set forth in Exhibit A containing the Private Placement Legend as set forth in Exhibit C (the “Regulation S Physical Notes”), as hereinafter provided. No Regulation S Physical Note may be issued until expiration of the applicable Distribution Compliance Period and receipt by the Company and the Trustee from the (x) proposed transferor, of a certificate substantially in the form set forth in Exhibit E or (y) holder of a beneficial interest being exchanged, of certification that such holder is a non-U.S. person or a U.S. person (within the meaning of Regulation S) who acquired such interest in a transaction exempt from the registration requirements of the Securities Act (in which case a Rule 144A Physical Note shall be issued).

The Rule 144A Physical Notes and the Regulation S Physical Notes, together with any other certificated notes in registered form, are sometimes collectively referred to as the “Certificated Notes.” The Rule 144A Global Notes and the Regulation S Global Notes, together with any other global notes in registered form, are sometimes collectively referred to as the “Global Notes.” Global Notes and Certificated Notes bearing the Private Placement Legend are sometimes collectively referred to as the “Restricted Global Notes” and “Restricted Certificated Notes,” respectively. Global Notes and Certificated Notes not bearing the Private Placement Legend are sometimes collectively referred to as the “Unrestricted Global Notes” and “Unrestricted Certificated Notes,” respectively.

Initial Notes and Additional Notes offered and sold in reliance on any exemption under the Securities Act other than Regulation S and Rule 144A shall be issued in the form of permanent Certificated Notes substantially in the form set forth in Exhibit A and shall contain the Private Placement Legend as set forth in Exhibit B.

(c) Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream will be applicable to transfers of beneficial interests in the Temporary Regulation S Global Note and the Permanent Regulation S Global Note that are held by Participants through Euroclear or Clearstream.

Section 2.03. Execution and Authentication.

The Notes shall be executed on behalf of the Company by its Chief Executive Officer, Chief Financial Officer, President, any Vice President, Treasurer or Assistant Treasurer. The signature of any of these officers on the Notes may be manual or facsimile.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication; and the Trustee shall authenticate and deliver (1) Initial Notes for original issue in the aggregate principal amount not to exceed $275,000,000 and (2) additional Notes (“Additional Notes”) from time to time for original issue in aggregate principal amounts specified by the Company, in each case specified in clauses (1) through (2) above, upon a written order of the Company in the form of an Officer’s Certificate (an “Authentication Order”), and in the case of clause (2), upon receipt by the Trustee of an Opinion of Counsel confirming that the Holders of the outstanding Notes shall be subject to Federal income tax in the same amounts, in the same manner and at the same times as would have been the case if such Additional Notes were not issued and that the issuance of such Additional Notes complies with the terms of this Indenture. Such Officer’s Certificates shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated, whether the Notes are to be Initial Notes or Additional Notes, that, in the case of Additional Notes, the issuance of such Notes does not contravene any provision of Article Four of this Indenture, whether the Notes are to be issued as one or more Global Notes or Certificated Notes, the name or names of the initial Holder or Holders and such other information as the Company may include or the Trustee may reasonably request.

All Notes shall be dated the date of their authentication.

If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Note to the Trustee for cancellation as provided in Section 2.12, for all purposes of this Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

The Notes shall be issuable only in fully registered form without coupons in denominations of $2,000 and integral multiples of $1,000.

Section 2.04. Registrar and Paying Agent.

If a Holder has given wire transfer instructions to the Company, the Company shall cause the Paying Agent to pay all principal, interest, Special Interest and premium, if any, on that Holder’s Notes in accordance with those instructions. All other payments on Notes shall be made at the office or agency of the paying agent (the “Paying Agent”) and registrar (the “Registrar”) within the City and State of New York unless the Company elects to make interest payments by check mailed to the Holders at their address set forth in the register of Holders (the “Register”). The Registrar shall keep a Register of the Notes and of their transfer and exchange. The Company may have one or more additional Paying Agents. The term “Paying Agent” includes any additional Paying Agent.

The Company shall enter into an appropriate agency agreement, which shall incorporate the provisions of the TIA, with any Agent that is not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with Section 7.07.

The Trustee shall initially act as Paying Agent and Registrar. The Company may change the Paying Agent or Registrar without prior notice to the Holders of the Notes, and the Company or any of its Subsidiaries may act as Paying Agent or Registrar.

Section 2.05. Paying Agent to Hold Money in Trust.

Each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of or premium or interest on the Notes (whether such money has been paid to it by the Company or any other obligor on the Notes or the Guarantors), and the Company and the Paying Agent shall notify the Trustee of any default by the Company (or any other obligor on the Notes) in making any such payment. Money held in trust by the Paying Agent need not be segregated except as required by law and in no event shall the Paying Agent be liable for any interest on any money received by it hereunder, provided that if the Company acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require the Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of any Event of Default specified in Section 6.01(1) or (2), upon written request to the Paying Agent, require such Paying Agent to pay forthwith all money so held by it to the Trustee and to account for any funds disbursed. Upon making such payment, the Paying Agent shall have no further liability for the money delivered to the Trustee.

Section 2.06. Holder Lists.

The Registrar shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least five Business Days before each Interest Payment Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders, provided that, as long as the Trustee is the Registrar, no such list need be furnished.

Section 2.07. Transfer and Exchange.

(a) Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Certificated Notes if:

(1) the Company delivers to the Trustee notice from the Depositary, or the Depositary notifies the Trustee in writing,, that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 90 days after the date of such notice from the Depositary;

(2) the Company in its sole discretion determines that the Global Notes should be exchanged for Certificated Notes and delivers a written notice to such effect to the Trustee; provided that in no event shall the Temporary Regulation S Global Note be exchanged by the Company for Certificated Notes prior to (A) the expiration of the Distribution Compliance Period and (B) the receipt by the Company and Trustee of any certificates required pursuant to Rule 903 under the Securities Act; or

(3) there has occurred and is continuing a Default or Event of Default with respect to the Notes.

Upon the occurrence of either of the preceding events in (1) or (2) above, Certificated Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.08 and 2.11 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.07 or Section 2.08 or 2.11 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.07(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.07(b), (c) or (f) hereof.

(b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the applicable rules and procedures of the Depositary (the “Applicable Procedures”). Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Beneficial interests in Global Notes shall be transferred or exchanged only for beneficial interests in Global Notes, except under the circumstances set forth in Section 2.07(a). Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Distribution Compliance Period, transfers of beneficial interests in the Temporary Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.07(b)(1).

(2) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.07(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar both:

(A) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(B) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase.

Upon consummation of an Exchange Offer by the Company in accordance with Section 2.07(f) hereof, the requirements of this Section 2.07(b)(2) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the letter of transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.07(h) hereof.

(3) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.07(b)(2) above and the Registrar receives the following:

(A) if the transferee will take delivery in the form of a beneficial interest in the Rule 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit F hereto, including the certifications in item (1) thereof;

(B) if the transferee will take delivery in the form of a beneficial interest in the Temporary Regulation S Global Note or the Permanent Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit E hereto, including the certifications in item (2) thereof; and

(4) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.07(b)(2) above and:

(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable letter of transmittal that it is not (i) a broker-dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) such transfer is effected by a broker-dealer pursuant to the Exchange Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Registrar receives the following:

(i) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit F hereto, including the certifications in item (1)(a) thereof; or

(ii) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit E hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer or exchange is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.03 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c) Transfer or Exchange of Beneficial Interests for Certificated Notes. A beneficial interest in a Global Note may not be exchanged for a Certificated Note except under the circumstances described in Section 2.07(a). A beneficial interest in a Global Note may not be transferred to a Person who takes delivery thereof in the form of a Certificated Note except under the circumstances described in Section 2.07(a).

(d) Transfer and Exchange of Certificated Notes for Beneficial Interests.

(1) Restricted Certificated Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Certificated Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Certificated Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A) if the Holder of such Restricted Certificated Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit E hereto;

(B) if such Restricted Certificated Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in E hereto, including the certifications in item (1) thereof;

(C) if such Restricted Certificated Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit E hereto, including the certifications in item (2) thereof;

(D) if such Restricted Certificated Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit E hereto, including the certifications in item (3)(a) thereof;

(E) if such Restricted Certificated Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit E hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F) if such Restricted Certificated Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit E hereto, including the certifications in item (3)(b) thereof; or

(G) if such Restricted Certificated Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit E hereto, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Certificated Note, increase or cause to be increased the aggregate principal amount of the appropriate Restricted Global Note.

(2) Restricted Certificated Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Certificated Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Certificated Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable letter of transmittal that it is not (i) a broker-dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) such transfer is effected by a broker-dealer pursuant to the Exchange Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Registrar receives the following:

(i) if the Holder of such Certificated Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit F hereto, including the certifications in item (1)(c) thereof; or

(ii) if the Holder of such Certificated Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit E hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.07(d)(2) and receipt of written direction from the Company, the Trustee will cancel the Certificated Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(3) Unrestricted Certificated Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Certificated Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Certificated Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request in writing for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Certificated Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Certificated Note to a beneficial interest is effected pursuant to subparagraphs (2)(B), (2)(D) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 2.03 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Certificated Notes so transferred.

(e) Transfer and Exchange of Certificated Notes for Certificated Notes. Upon request by a Holder of Certificated Notes in writing and such Holder’s compliance with the provisions of this Section 2.07(e), the Registrar will register the transfer or exchange of Certificated Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Certificated Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.07(e).

(1) Restricted Certificated Notes to Restricted Certificated Notes. Any Restricted Certificated Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Certificated Note if the Registrar receives the following:

(A) if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit E hereto, including the certifications in item (1) thereof;

(B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit E hereto, including the certifications in item (2) thereof; and

(C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit E hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(2) Restricted Certificated Notes to Unrestricted Certificated Notes. Any Restricted Certificated Note may be exchanged by the Holder thereof for an Unrestricted Certificated Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Certificated Note if:

(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable letter of transmittal that it is not (i) a broker-dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) any such transfer is effected by a broker-dealer pursuant to the Exchange Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Registrar receives the following:

(i) if the Holder of such Restricted Certificated Notes proposes to exchange such Notes for an Unrestricted Certificated Note, a certificate from such Holder in the form of Exhibit F hereto, including the certifications in item (1)(d) thereof; or

(ii) if the Holder of such Restricted Certificated Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Certificated Note, a certificate from such Holder in the form of Exhibit E hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3) Unrestricted Certificated Notes to Unrestricted Certificated Notes. A Holder of Unrestricted Certificated Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Certificated Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Certificated Notes pursuant to the instructions from the Holder thereof.

(f) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 2.03 hereof, the Trustee will authenticate:

(1) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes accepted for exchange in the Exchange Offer by Persons that certify in the applicable letters of transmittal that (A) they are not broker-dealers, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 144) of the Company; and

(2) Unrestricted Certificated Notes in an aggregate principal amount equal to the principal amount of the Restricted Certificated Notes accepted for exchange in the Exchange Offer by Persons that certify in the applicable letters of transmittal that (A) they are not broker-dealers, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 144) of the Company.

Concurrently with the issuance of such Notes, the Trustee will cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company will execute and the Trustee will authenticate and deliver to the Persons designated by the Holders of Certificated Notes so accepted Unrestricted Certificated Notes in the appropriate principal amount.

(g) Legends. The following legends will appear on the face of all Global Notes and Certificated Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(1) Private Placement Legend.

(A) Except as permitted by subparagraph (B) below, each Global Note and each Certificated Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the form set forth in Exhibit B.

(B) Notwithstanding the foregoing, any Global Note or Certificated Note issued pursuant to subparagraphs (b)(4), (c)(3), (c)(4), (d)(2), (d)(3), (e)(2), (e)(3) or (f) of this Section 2.07 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.

(2) Global Note Legend. Each Global Note will bear a legend in substantially the form set forth in Exhibit D.

(3) Temporary Regulation S Global Note Legend. The Temporary Regulation S Global Note will bear a Legend in substantially the form set forth in Exhibit C.

(h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Certificated Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to the Company or retained and canceled by the Trustee in accordance with Section 2.12 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Certificated Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(i) General Provisions Relating to Transfers and Exchanges.

(1) To permit registrations of transfers and exchanges, the Company will execute and the Trustee will authenticate Global Notes and Certificated Notes upon receipt of an Authentication Order in accordance with Section 2.03 hereof or at the Registrar’s request.

(2) No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Certificated Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.11, 3.06, 4.08, 4.12, and 8.05 hereof).

(3) The Registrar will not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(4) All Global Notes and Certificated Notes issued upon any registration of transfer or exchange of Global Notes or Certificated Notes will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Certificated Notes surrendered upon such registration of transfer or exchange.

(5) Neither the Registrar nor the Company will be required:

(A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection;

(B) to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

(C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

(6) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(7) The Trustee will authenticate Global Notes and Certificated Notes in accordance with the provisions of Section 2.03 hereof.

(8) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.07 to effect a registration of transfer or exchange may be submitted by electronic mail or facsimile.

(9) Except as expressly provided herein, neither the Trustee nor the Registrar shall have any duty to monitor the Company’s compliance with or have any responsibility with respect to the Company’s compliance with any Federal or state securities laws.

(10) Each of the Company and the Trustee may require additional opinions, certifications or other evidence as may be reasonably required to confirm that any proposed transfer is being made in compliance with the Securities Act and applicable state securities laws.

(11) To the extent the Trustee is not acting as the Registrar, the Trustee shall receive prompt written notice from the Registrar, successor Registrar or the Company of any transfer or exchange under this Section 2.07 that occurs while the Trustee is not acting as the Registrar, and the Trustee shall have no liability or responsibility in connection with any such transfer or exchange or the actions or inaction of any Registrar or successor Registrar under this section or otherwise.

Section 2.08. Replacement Notes.

If a mutilated Note is surrendered to the Registrar or the Trustee, or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note (and the Guarantors shall execute the Guarantee thereon) if the Holder of such Note furnishes to the Company and the Trustee evidence reasonably acceptable to them of the ownership and the destruction, loss or theft of such Note and if the requirements of Section 8-405 of the New York Uniform Commercial Code as in effect on the date of this Indenture are met. An indemnity bond shall be posted, sufficient in the judgment of the Trustee and the Company to protect the Company, the Guarantors, the Trustee or any Paying Agent from any loss that any of them may suffer if such Note is replaced. The Company may charge such Holder for the Company’s reasonable out-of-pocket expenses in replacing such Note and the Trustee may charge the Company for the Trustee’s expenses (including, without limitation, attorneys’ fees and disbursements) in replacing such Note. Every replacement Note shall constitute a contractual obligation of the Company.

Section 2.09. Outstanding Notes.

The Notes outstanding at any time are all Notes that have been authenticated by the Trustee except for (1) those canceled by it, (2) those delivered to it for cancellation, (3) to the extent set forth in Sections 9.01 and 9.02, on or after the date on which the conditions set forth in Section 9.01 or 9.02 have been satisfied, those Notes theretofore authenticated and delivered by the Trustee hereunder and (4) those described in this Section 2.09 as not outstanding. Subject to Section 2.10, a Note does not cease to be outstanding because the Company or one of its Affiliates holds the Note.

If a Note is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser in whose hands such Note is a legal, valid and binding obligation of the Company.

If the Paying Agent holds, in its capacity as such, on any Maturity Date, money sufficient to pay all accrued interest and principal with respect to the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

Section 2.10. Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any declaration of acceleration or notice of default or direction, waiver or consent or any amendment, modification or other change to this Indenture, the Notes or the Note Guarantees, Notes owned by the Company or any Affiliate of the Company shall be disregarded as though they were not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent or any amendment, modification or other change to this Indenture, the Notes or the Note Guarantees, only Notes as to which a Responsible Officer of the Trustee has actually received an Officer’s Certificate stating that such Notes are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee established to the satisfaction of the Trustee the pledgee’s right so to act with respect to the Notes and that the pledgee is not the Company, a Guarantor, any other obligor on the Notes or any of their respective Affiliates.

Section 2.11. Temporary Notes.

Until Certificated Notes are prepared and ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Certificated Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate, upon receipt of an Authentication Order, Certificated Notes in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as Certificated Notes.

Section 2.12. Cancellation.

The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation in accordance with its customary procedures. The Company may not reissue or resell, or issue new Notes to replace, Notes that the Company has redeemed or paid, or that have been delivered to the Trustee for cancellation.

Section 2.13. Defaulted Interest.

If the Company defaults on a payment of interest on the Notes, it shall pay the defaulted interest, plus (to the extent permitted by law) any interest payable on the defaulted interest, in accordance with the terms hereof, to the Persons who are Holders on a subsequent special record date, which date shall be at least five Business Days prior to the payment date. The Company shall fix such special record date and payment date in a manner satisfactory to the Trustee. At least 10 days before such special record date, the Company shall mail to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest, and interest payable on defaulted interest, if any, to be paid. The Company may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements (if applicable) of any securities exchange on which the Notes may be listed and, upon such notice as may be required by such exchange, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this sentence, such manner of payment shall be deemed practicable by the Trustee.

Section 2.14. CUSIP Number.

The Company in issuing the Notes may use a “CUSIP” number, and if so, such CUSIP number shall be included in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee in writing of any such CUSIP number used by the Company in connection with the issuance of the Notes and of any change in the CUSIP number.

Section 2.15. Deposit of Moneys.

Prior to 10:00 a.m., New York City time, on each Interest Payment Date and Maturity Date, the Company shall deposit with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date or Maturity Date, as the case may be, in a timely manner which permits the Trustee to remit payment to the Holders on such Interest Payment Date or Maturity Date, as the case may be. The principal and interest on Global Notes shall be payable to the Depositary or its nominee, as the case may be, as the sole registered owner and the sole Holder of the Global Notes represented thereby. The principal and interest on Certificated Notes shall be payable, either in person or by mail, at the office of the Paying Agent.

Section 2.16. Book-Entry Provisions for Global Notes.

(a) Each Global Note initially shall (i) be registered in the name of the Depositary for such Global Note or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for such Depositary and (iii) to the extent relevant thereto, bear the applicable Private Placement Legend, the Global Note Legend and the Temporary Regulation S Global Note Legend. None of the Company or the Guarantors or any of their agents shall have any responsibility or liability for any aspect of the records relating to, or payments made on account of beneficial ownership interests of, a Global Note, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note, and the Depositary may be treated by the Company, the Guarantors, the Trustee and any agent of the Company, the Guarantors or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Guarantors, the Trustee or any agent of the Company, the Guarantors or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a beneficial owner of any Note. The registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

(b) Interests of beneficial owners in a Global Note may be transferred in accordance with the applicable rules and procedures of the Depositary and the provisions of Section 2.07. Any beneficial interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in another Global Note shall, upon transfer, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, shall thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

(c) The Company, the Guarantors, any other obligor upon the Notes or the Trustee, in the discretion of any of them, may treat as the act of a Holder any instrument or writing of any Person that is identified by the Depositary as the owner of a beneficial interest in the Global Note.

(d) The Trustee shall not have any responsibility for any actions taken or not taken by the Depositary. The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.17. Computation of Interest.

Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months and actual days elapsed.

Section 2.18. Calculation of Original Issue Discount.

The Company shall file with the Trustee promptly at the end of each calendar year (i) a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on outstanding Notes as of the end of such year and (ii) such other specific information relating to such original issue discount as may then be relevant under the Internal Revenue Code of 1986, as amended from time to time

ARTICLE THREE

REDEMPTION

Section 3.01. Election to Redeem; Notices to Trustee.

If the Company elects to redeem Notes pursuant to paragraph 5 of the Notes, at least 30 days prior to the Redemption Date (unless a shorter notice shall be agreed to in writing by the Trustee) but not more than 60 days before the Redemption Date, the Company shall notify the Trustee in writing of the Redemption Date, the principal amount of Notes to be redeemed and the redemption price, and deliver to the Trustee, no later than two Business Days prior to the Redemption Date, an Officer’s Certificate stating that such redemption shall comply with the conditions contained in paragraph 5 of the Notes.

Section 3.02. Selection by Trustee of Notes to Be Redeemed.

If less than all of the Notes are to be redeemed at any time, the Trustee shall select Notes for redemption on a pro rata basis in accordance with the Depository and the Trustee’s customary procedures or requirements, unless otherwise required by law or applicable stock exchange.

The Trustee will promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected will be in amounts of $2,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, will be redeemed.

Section 3.03. Notice of Redemption.

At least 30 days, and no more than 60 days, before a Redemption Date (unless a shorter notice shall be agreed to in writing by the Trustee), the Company shall mail, or cause to be mailed, a notice of redemption by first-class mail to each Holder of Notes to be redeemed at his or her last address as the same appears on the registry books maintained by the Registrar pursuant to Section 2.04, except that notices of redemption may be mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Section 9 of this Indenture and notices of redemption may be mailed with shorter notice if agreed to in writing by the Trustee. Notices of redemption may not be conditional.

The notice shall identify the Notes to be redeemed (including the CUSIP numbers thereof) and shall state:

(1) the Redemption Date;

(2) the appropriate calculation of the redemption price;

(3) if fewer than all outstanding Notes are to be redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date and upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued;

(4) the name and address of the Paying Agent;

(5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6) that unless the Company defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;

(7) which subsection of paragraph 5 of the Notes is the provision of the Notes pursuant to which the redemption is occurring; and

(8) the aggregate principal amount of Notes that are being redeemed.

At the Company’s written request made at least five Business Days (unless a shorter notice shall be agreed to in writing by the Trustee) prior to the date on which notice is to be given, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s sole expense.

Section 3.04. Effect of Notice of Redemption.

Once the notice of redemption described in Section 3.03 is mailed, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the redemption price, including premium, if any, plus interest and Special Interest, if any, accrued to such Redemption Date. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price, including premium, if any, plus interest and Special Interest, if any, accrued to the Redemption Date; provided that if the Redemption Date is after a regular record date and on or prior to the Interest Payment Date, the accrued interest shall be payable to the Holder of the redeemed Notes registered on the relevant record date; and provided, further, that if a Redemption Date is a Legal Holiday, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such Redemption Date to such succeeding Business Day. Such notice, if mailed in the manner provided in Section 3.03 shall be conclusively presumed to have been given whether or not the Holder receives such notice.

Section 3.05. Deposit of Redemption Price.

(a) On or prior to 10:00 a.m., New York City time, on each Redemption Date, the Company shall deposit with the Paying Agent in immediately available funds money sufficient to pay the redemption price of, including premium, if any, and accrued interest and Special Interest, if any, on all Notes to be redeemed on that date other than Notes or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation.

(b) On and after any Redemption Date, if money sufficient to pay the redemption price of, including premium, if any, and accrued interest and Special Interest, if any, on Notes or portion thereof called for redemption shall have been made available in accordance with Section 3.05(a) above, the Notes or portion thereof called for redemption shall cease to accrue interest and the only right of the Holders of such Notes shall be to receive payment of the redemption price of and, subject to the first proviso in Section 3.04, accrued and unpaid interest and Special Interest, if any, on such Notes or portion thereof to the Redemption Date. If any Note or portion thereof surrendered for redemption shall not be so paid, interest shall be paid, from the Redemption Date until such redemption payment is made, on the unpaid principal of the Note and any interest not paid on such unpaid principal, in each case at the rate and in the manner provided in the Notes.

Section 3.06. Notes Redeemed in Part.

If any Note is to be redeemed in part only, the notice of redemption that relates to that Note shall state the portion of the principal amount of that Note that is to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note shall be issued in the name of the Holder of Notes upon cancellation of the original Note.

Section 3.07. No Other Mandatory Redemption.

The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

ARTICLE FOUR

COVENANTS

Section 4.01. Payment of Notes.

The Company shall pay the principal of and interest on the Notes in accordance with the terms of the Notes and this Indenture. An installment of principal or interest shall be considered paid on the date it is due if the Trustee or Paying Agent holds on that date money designated for and sufficient to pay such installment.

The Company shall pay interest on overdue principal (including post-petition interest in a proceeding under any Bankruptcy Law), and overdue interest, to the extent lawful, at the rate specified in the Notes.

Section 4.02. Maintenance of Office or Agency.

(a) The Company shall maintain an office or agency (which may be an office of the Trustee or an Affiliate of the Trustee or Registrar) where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company or any Guarantor in respect of the Notes, the Note Guarantees and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company and each Guarantor hereby appoint the Trustee as their agent to receive all such presentations, surrenders, notices and demands.

(b) The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York, for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

(c) The Company hereby designates the office of the Trustee located at 100 Wall Street, 16th Floor, New York, NY 10005, Attention: Corporate Trust Services, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company as one such office or agency of the Company in accordance with Section 2.04.

Section 4.03. Legal Existence.

Subject to Article Five, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its legal existence, and the corporate, partnership or other existence of each Restricted Subsidiary, in accordance with the respective organizational documents (as the same may be amended from time to time) of each Restricted Subsidiary and the material rights (charter and statutory), and franchises of the

Company and the Restricted Subsidiaries; provided that the Company shall not be required to preserve any such right, franchise, or the corporate, partnership or other existence of the Company or any of its Restricted Subsidiaries if the Company in good faith shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole.

Section 4.04. Business Activities.

Each Restricted Entity will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses.

Section 4.05. Waiver of Stay, Extension or Usury Laws.

The Company and each of the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead (as a defense or otherwise) or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which may affect the covenants or the performance of this Indenture; and (to the extent that they may lawfully do so) each of the Company and the Guarantors hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.06. Compliance Certificate.

(a) The Company shall deliver to the Trustee, within 95 days after the end of each fiscal year of the Company commencing with the Company’s fiscal year ending December 31, 2010 an Officer’s Certificate signed by two Officers, one of the signers of which shall be the principal executive officer, principal financial officer or principal accounting officer of the Company, stating whether or not to the best knowledge of the signers thereof any Restricted Entity is in compliance with all conditions or covenants under this Indenture, and if any such Restricted Entity shall be in default, specifying all such defaults, the nature and status thereof of which they may have knowledge and what action the Company and the Guarantors are taking or propose to take with respect thereto. Such determination shall be made without regard to notice requirements or periods of grace.

(b) The Company shall deliver to the Trustee, as soon as possible and in any event no later than 10 Business Days after any senior officer of the Company obtains actual knowledge of the occurrence of a Default, an Officer’s Certificate setting forth the details of such Default and the action which the Company is taking or proposes to take with respect to such Default.

Section 4.07. Payment of Taxes.

The Company shall, and shall cause each of its Restricted Subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all material taxes, assessments and governmental charges levied or imposed upon any Restricted Entity; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

Section 4.08. Repurchase at the Option of Holders upon Change of Control.

(a) If a Change of Control occurs, each Holder of Notes shall have the right to require the Company to offer to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes pursuant to a Change of Control Offer on the terms set forth herein. In the Change of Control Offer, the Company shall offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Special Interest, if any, on the Notes repurchased to the Change of Control Payment Date, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.

(b) Within 30 days following the date on which the Company becomes aware that a Change of Control has occurred, the Company shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the Change of Control Payment Date specified in the notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by this Indenture and described in such notice.

(c) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.08, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.08 by virtue of such compliance.

(d) On the Change of Control Payment Date, the Company shall, to the extent lawful:

(1) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(3) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

(e) The Paying Agent shall promptly mail to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note shall be in a principal amount of $2,000 or an integral multiple of $1,000.

(f) The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(g) In the event that Holders of not less than 98% of the principal amount of the outstanding Notes accept a Change of Control Offer and the Company purchases all of the Notes held by such Holders, the Company will have the right, on not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following the purchase pursuant to the Change of Control Offer, to redeem all of the Notes that remain outstanding following such purchase at the purchase price specified in the Change of Control Offer plus, to the extent not included in the purchase price specified in the Change of Control Offer, accrued and unpaid interest thereon, to the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date).

(h) Notwithstanding the foregoing, the Company shall not be required to make a Change of Control Offer upon a Change of Control if (1) a third party (including any Affiliate Guarantor) makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in Section 4.08 applicable to a Change of Control Offer made by the Company and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption for all of the Notes has been given pursuant to Section 3.03 unless and until there is a default in payment of the applicable redemption price.

(i) Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control, and conditioned upon the occurrence of such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making the Change of Control Offer. Notes repurchased by the Company or any of its Affiliates pursuant to a Change of Control Offer shall have the status of Notes issued but not outstanding or shall be retired and canceled, at the option of the Company. Notes purchased by a third party pursuant to the preceding paragraph (h) shall have the status of Notes issued and outstanding.

Section 4.09. Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock.

(a) Each Restricted Entity will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and each Restricted Entity will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided that any Restricted Entity may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and the Restricted Subsidiaries may issue preferred stock, if no Default exists or would result therefrom and the Fixed Charge Coverage Ratio for Cayman Holdco’s most recently ended four full fiscal quarters for which internal financial statements are available (the “Reference Period”) immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or such preferred stock is issued, as the case may be, would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or the preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

(b) Section 4.09(a) above shall not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1) the incurrence by the Restricted Entities of Indebtedness and letters of credit under Credit Revolving Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the aggregate maximum amount then available to be drawn thereunder) not to exceed the greater of (A) $90.0 million and (B) the amount of the Borrowing Base as of the date of such incurrence;

(2) The incurrence by the Restricted Entities of Indebtedness under Credit Term Facilities in an aggregate principal amount at any one time outstanding under this clause (2) not to exceed the greater of (A) (i) $225.0 million minus (ii) the aggregate amount of all Net Proceeds of Asset Sales applied by the Restricted Entities since the Issue Date to repay any term Indebtedness under a Credit Term Facility pursuant to Section 4.12 and (B) the Credit Facility Leverage Cap.

(3) the incurrence by the Company and the Guarantors of the Existing Indebtedness and the Indebtedness represented by the Notes and the related Note Guarantees to be issued on the Issue Date;

(4) the incurrence by any Restricted Entities of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, extend, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under Section 4.09(a) or clauses (3), (4), (12), (13), (14) or (15) of this Section 4.09(b);

(5) the incurrence by any Restricted Entity of intercompany indebtedness to another Restricted Entity; provided that:

(A) unless such Indebtedness is between the Company and a Guarantor, or between two Guarantors, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the Notes, in the case of the Company, or the Note Guarantee, in the case of a Guarantor; and

(B) any subsequent issuance or transfer of Equity Interests of a Restricted Entity that results in any such Indebtedness being held by a Person other than the Company or a Guarantor and any sale or other transfer of any such Indebtedness to a Person that is not the Company or a Guarantor will be deemed, in each case, to constitute an incurrence of such Indebtedness by such Restricted Entity that was not permitted by this clause (5);

(6) the issuance by any Restricted Entity to any other Restricted Entity of shares of preferred stock; provided that any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than the Company or a Guarantor; and any sale or other transfer of any such preferred stock to a Person that is not the Company or a Guarantor will be deemed, in each case, to constitute an issuance of such preferred stock that was not permitted by this clause (6);

(7) the incurrence by any Restricted Entity of Hedging Obligations in the ordinary course of business;

(8) the guarantee by any Restricted Entity of Indebtedness or other obligations of a Restricted Entity that was permitted to be incurred by another provision of this Section 4.09; provided that if the Indebtedness or other obligations being guaranteed is subordinated to the Notes, then the Guarantee shall be subordinated to the same extent as the Indebtedness or other obligations guaranteed;

(9) the incurrence by any Restricted Entity of Indebtedness with respect to (or constituting reimbursement obligations with respect to) letters of credit, bankers’ acceptances, surety, performance or appeal bonds, completion guarantees, escrow agreements or similar instruments issued in the ordinary course of business in connection with, or the liability of any Restricted Entity incurred in the ordinary course of business in respect of, workers’ compensation claims, health, disability or other benefits to employees or former employees or their families, self-insurance, premium finance or other insurance-related obligations or take-or-pay obligations in supply contracts;

(10) the incurrence by any Restricted Entity of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds, so long as such Indebtedness is satisfied within five Business Days;

(11) Indebtedness arising from agreements of any Restricted Entity providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or a Subsidiary otherwise permitted under this Indenture;

(12) the incurrence by any Restricted Entity of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing (whether prior to or within 270 days after the incurrence thereof) all or any part of the purchase price or cost of design, construction, installation or improvement of Property, plant or equipment or other real or personal Property used in the business of a Restricted Entity (whether through the direct purchase of assets or the Equity Interests of any Person owning such assets) in a principal amount which when aggregated with the principal amount of all other Indebtedness then outstanding that was incurred pursuant to this clause (12) since the Issue Date, and the aggregate outstanding principal amount of all Permitted Refinancing Indebtedness thereof, does not exceed the greater of (A) $25.0 million and (B) 2.5% of Total Assets at the time of such incurrence;

(13) the incurrence by any Restricted Entity of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding (including the aggregate outstanding principal amount of any Permitted Refinancing Indebtedness thereof) which when aggregated with the principal amount of all other Indebtedness then outstanding that was incurred pursuant to clause (12) of Section 4.09(b) since the Issue Date, and the aggregate outstanding principal amount of all Permitted Refinancing Indebtedness thereof, does not exceed the greater of (A) $50.0 million and (B) 5.0% of Total Assets at the time of such incurrence;

(14) Indebtedness or Disqualified Stock of a Restricted Entity or preferred stock of a Restricted Subsidiary incurred and outstanding on or prior to the date on which such Person was acquired by a Restricted Entity or merged, consolidated or amalgamated with or into a Restricted Entity (other than Indebtedness, Disqualified Stock or Restricted Subsidiary preferred stock incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Person became a Restricted Entity); provided, however, that on the date that such transaction occurs the Fixed Charge Coverage Ratio would not be less than such ratio immediately before the transaction; and

(15) the incurrence by Foreign Subsidiaries of Indebtedness in an aggregate principal amount outstanding pursuant to this clause (15), including all Permitted Refinancing Indebtedness incurred to renew, refund, extend, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (15), not to exceed $50.0 million (or the equivalent thereof, measured at the time of each incurrence, in the applicable foreign currency).

(c) For purposes of determining compliance with this Section 4.09, (1) the outstanding principal amount of any particular Indebtedness shall be counted only once and any obligation arising under any guarantee, Lien, letter of credit or similar instrument supporting such Indebtedness shall be disregarded, (2) in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (15) of Section 4.09(b) above, or is entitled to be incurred pursuant to Section 4.09(a), the Company in its sole discretion will be permitted to divide and classify such item of Indebtedness on the date of its incurrence, or later classify, reclassify or divide all or a portion of such item of Indebtedness, in any manner that complies with this Section 4.09, and (3) intercompany indebtedness owing from one Restricted Entity to another and complying with clause (5) of Section 4.09(b) shall be disregarded in computing the Fixed Charge Coverage Ratio. Indebtedness under Credit Facilities outstanding on the Issue Date shall initially be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of Section 4.09(b). The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on preferred stock or Disqualified Stock in the form of additional shares of the same class of preferred stock or Disqualified Stock shall not be deemed to be an incurrence of Indebtedness or an issuance of preferred stock or Disqualified Stock for purposes of this Section 4.09.

Notwithstanding any other provision of this Section 4.09, the maximum amount of Indebtedness any Restricted Entity may incur pursuant to this Section 4.09 shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

(d) The amount of any Indebtedness outstanding as of any date shall be:

(1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2) the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(3) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(A) the Fair Market Value of such assets at the date of determination; and

(B) the amount of the Indebtedness of the other Person so secured.

In addition, for the purpose of avoiding duplication in calculating the outstanding principal amount of Indebtedness for purposes of this Section 4.09, Indebtedness arising solely by reason of the existence of a Lien to secure other Indebtedness permitted to be incurred under this Section 4.09 will not be considered incremental Indebtedness.

(e) Notwithstanding Section 4.09(a) and Section 4.09(b), no Restricted Entity other than the Company and Guarantors shall incur any Indebtedness (other than to the Company or a Guarantor) if (1) the aggregate then outstanding amount (determined without giving effect to any changes, write-ups or write-downs in value but net of any reduction in the amount of such Investment resulting from payments, dividends, sales or other distributions in respect thereof) of Investments of the Company and Guarantors in such Restricted Entity made after the Issue Date exceeds the greater of (A) $25.0 million and (B) the 2.5% of Total Assets at the time of such incurrence and (2) after giving effect to the incurrence of such Indebtedness, the aggregate outstanding principal amount of Indebtedness of such restricted Entity (other than to the Company or a Guarantor) shall exceed the greater of (x) $25.0 million and (y) 2.5% of Total Assets at the time of such incurrence.

(f) Notwithstanding the foregoing, no Restricted Entity will incur Secured Indebtedness in an amount at any one time outstanding (measured at the time of each incurrence) in excess of the Secured Leverage Cap; provided that the Restricted Entities may incur Secured Indebtedness under clause (1) of Section 4.09(b) and Foreign Subsidiaries may incur Secured Indebtedness under clause (15) of Section 4.09(b) in an aggregate principal amount outstanding not to exceed $20.0 million (or the equivalent thereof, measured at the time of each incurrence, in the applicable foreign currency) without giving effect to the foregoing limitation.

Section 4.10. Limitation on Restricted Payments.

(a) Each Restricted Entity will not, directly or indirectly:

(1) declare or pay any dividend or make any other payment or distribution on account of such Restricted Entity’s Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving such Restricted Entity) or to the direct or indirect Holders of such Restricted Entity’s Equity Interests in their capacity as such (other than (i) dividends or distributions payable in Equity Interests (other than Disqualified Stock) of such Restricted Entity and (ii) dividends or distributions by a Restricted Entity to its parent Restricted Entity);

(2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving such Restricted Entity) any Equity Interests of such Restricted Entity or any direct or indirect parent of such Restricted Entity (other than (i) in exchange for Equity Interests (other than Disqualified Stock) of such Restricted Entity or (ii) from its parent Restricted Entity);

(3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of any Restricted Entity that is contractually subordinated to the Notes or to any Note Guarantee (excluding any intercompany Permitted Debt), except a payment of interest or principal at the Stated Maturity thereof; or

(4) make any Restricted Investment

(all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:

(A) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

(B) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to Section 4.09(a); and

(C) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Restricted Entities since the Issue Date (including only those Restricted Payments permitted by clauses (1), (4) (but only to the extent of one-half of the amounts paid pursuant to clause (4)), 6(B), (7), (8) and (10) of Section 4.10(b)), is less than the sum, without duplication, of:

(i) 50% of the Consolidated Net Income of Cayman Holdco for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the Issue Date to the end of Cayman Holdco’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

(ii) 100% of the aggregate net cash proceeds and the Fair Market Value of securities and other assets used or useful in a Permitted Business or the Capital Stock of a Person engaged in a Permitted Business received (x) by the Restricted Entities since the Issue Date from the issue or sale of Equity Interests (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities that have been converted into or exchanged for such Equity Interests (including such net cash proceeds received in connection with any such conversion or exchange) (excluding Equity Interests (or Disqualified Stock or debt securities) issued or sold to a Restricted Entity), or (y) by any Restricted Entity as a contribution to its common equity capital, provided that in giving effect to this clause (ii) no sale of Equity Interests or contribution of capital shall generate duplicative credit amounts pursuant to this clause in the event the proceeds thereof are transferred among the Restricted Entities; plus

(iii) the net reduction in any Restricted Investment that was made after the Issue Date resulting from cash payments of interest on Indebtedness, dividends, repayments of loans or advances, or releases of guarantees, in each case to a Restricted Entity and to the extent not included in Consolidated Net Income of Cayman Holdco for such period, plus

(iv) to the extent that any Unrestricted Subsidiary of any Restricted Entity is redesignated as a Restricted Subsidiary, or merges, amalgamates or consolidates with or into, or transfers or conveys its assets to, or is liquidated into, a Restricted Entity, the Fair Market Value of the Restricted Entities’ Investment in such Subsidiary as of the date of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable); plus

(v) the net proceeds received by any Restricted Entity from the sale or other disposition of Restricted Investments to the extent not included in Consolidated Net Income of Cayman Holdco for such period, provided that the sum of all amounts added pursuant to this clause (v) shall not exceed the aggregate initial amount of all such Restricted Investments that have been made since the Issue Date; plus

(vi) the amount by which Indebtedness of the Restricted Entities is reduced on Cayman Holdco’s consolidated balance sheet upon the conversion or exchange after the Issue Date of any such Indebtedness incurred after the Issue Date into or for Capital Stock (other than Disqualified Stock); plus

(vii) the Fair Market Value of any Restricted Investment of a Restricted Entity in a Person that becomes a Restricted Subsidiary after the date of this Indenture.

provided, however, that for purposes of computing the amount of Restricted Payments of the character described in clauses (1), (2) or (3) of Section 4.10(a) which may be made there shall be included in the sum computed in accordance with clause (C) of Section 4.10(a), in respect of distributions received by the Restricted Entities from Unrestricted Subsidiaries on or after the Issue Date, not more than (i) 50% of the excess, if any, of (x) the aggregate amount (or Fair Market Value, if other than cash) of distributions received by the Restricted Entities from Unrestricted Subsidiaries on or after the Issue Date over (y) the aggregate amount (or Fair Market Value, if other than cash) of Investments made by the Restricted Entities in Unrestricted Subsidiaries on or after the Issue Date, less (ii) the amount of distributions made pursuant to subclause (A) of clause (11) of Section 4.10(b).

(b) So long as no Default has occurred and is continuing or would be caused thereby (except as to clauses (1), (2), and (6) below, where such restriction shall not apply), the preceding provisions shall not prohibit:

(1) the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or redemption payment would have complied with the provisions of this Indenture;

(2) the making of any Restricted Payment by any Restricted Entity in exchange for, or out of, the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of such Restricted Entity) of Equity Interests (other than Disqualified Stock) of, or from a substantially concurrent capital contribution to, such Restricted Entity; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will be excluded from clause (C)(ii) of Section 4.10(a) and will not be considered to be net cash proceeds from an Equity Offering for purposes of the actions in paragraph 5 of the Notes;

(3) the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of a Restricted Entity that is contractually subordinated to the Notes or to any Note Guarantee with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

(4) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of any Restricted Entity held by any current or former officer, director, employee or consultant of any Restricted Entity (A) upon the death, disability or termination of employment of such director, officer, employee or consultant or (B) to the extent required pursuant to employee benefit plans, employment agreements or consulting agreements or pursuant to any equity subscription agreement, stock option agreement, shareholders’ agreement or similar agreement, provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not in any fiscal year exceed $10.0 million; provided, further, that such amount in any fiscal year may be increased by an amount not to exceed (a) the net cash proceeds from the issue or sale after the Issue Date of Equity Interests of any Restricted Entity to any directors, officers, employees or consultants of a Restricted Entity (to the extent that the net cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (a)(4)(C) of Section 4.10 or clause (2) of this Section 4.10(b)) plus (b) the net cash proceeds of key man life insurance policies received by any Restricted Entity after the Issue Date that are used for such purposes (and not previously applied to the payment of prior Restricted Payments under this clause (4));

(5) the declaration and payment of dividends to Holders of any class or series of Disqualified Stock of a Restricted Entity issued on or after the Issue Date in accordance with Section 4.09(a);

(6)(A) the repurchase of Equity Interests deemed to occur upon the cashless exercise of stock options, warrants, convertible or exchangeable securities or other similar Equity Interests if such Equity Interests represent payment of a portion of the exercise or exchange price of such options, warrants, convertible or exchangeable securities or other similar Equity Interests; and (B) payments to fund the purchase by any Restricted Entity of fractional shares arising out of stock dividends, splits or combinations or business combinations to the extent not exceeding $500,000 since the Issue Date;

(7) the repurchase of any subordinated Indebtedness, Disqualified Stock or other securities of any Restricted Entity at a purchase price not greater than 101% of the principal amount of such subordinated Indebtedness, Disqualified Stock or other securities in the event of a Change of Control pursuant to a provision similar to Section 4.08; provided that prior to consummating any such repurchase, the Company (or a third person) has made any Change of Control Offer required by this Indenture and has repurchased all Notes validly tendered for payment in connection with such Change of Control Offer;

(8) the repurchase of any subordinated Indebtedness, Disqualified Stock or other securities of any Restricted Entity at a purchase price not greater than 100% of the principal amount of such subordinated Indebtedness, Disqualified Stock or other securities in the event of an Asset Sale pursuant to a provision similar to Section 4.12; provided that prior to consummating any such repurchase, the Company (or a third person) has made the Asset Sale Offer required by this Indenture and has repurchased all Notes validly tendered for payment in connection with such Asset Sale Offer;

(9)(A) the distribution, as a dividend or otherwise, of (i) Equity Interests in, or (ii) Indebtedness owed to such Restricted Entity by, or (iii) assets or properties of, or (iv) dividends received directly or indirectly from, or (v) proceeds of the sale or other disposition of, Unrestricted Subsidiaries (including China JV Holdco), and (B) the making of any Investment with (or with the proceeds of collection or disposition of) such shares, Indebtedness, assets, properties, dividends or other proceeds, provided that distributions of the nature described in subclause (A) of this clause (9) may be made pursuant to this clause (9) only to the extent of (i) 50% of the excess, if any, of (x) the aggregate amount (or Fair Market Value, if other than cash) of distributions received by the Restricted Entities from Unrestricted Subsidiaries on or after the Issue Date over (y) the aggregate amount (or Fair Market Value, if other than cash) of Investments made by the Restricted Entities in Unrestricted Subsidiaries on or after the Issue Date, less (ii) the amount of any Restricted Payments of the type described in clauses (1), (2) or (3) of Section 4.10(a) that could not have been made but for the inclusion in the sum computed in accordance with sub-clause (C) of clause (4) of Section 4.10(a) of distributions received by the Restricted Entities from Unrestricted Subsidiaries on or after the Issue Date; and further provided that payments made to a Restricted Entity pursuant to the Royalty Agreement, or other commercial contracts, agreements or arrangements between China JV and any Restricted Entity, shall not constitute funds or assets subject to this clause (9);

(10) other Restricted Payments in an aggregate amount not to exceed $25.0 million since the Issue Date; and

(11) the exchange by Management Investors who hold Capital Stock of the Company or of any direct or indirect parent of the Company for a substantially equivalent amount of Capital Stock of Cyprus Holdco or any other direct or indirect parent entity of the Company.

For the avoidance of doubt, licensing payments and purchases and sales of products and services between and among the Restricted Entities shall not be considered Restricted Payments. The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the applicable Restricted Entity, as the case may be, pursuant to the Restricted Payment.

Section 4.11. Limitation on Liens.

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) securing Indebtedness upon any of its Property or assets, now owned or hereafter acquired, unless:

(a) if such Lien secures Indebtedness which is pari passu with the Notes or the Note Guarantees, the Notes or the applicable Note Guarantee are secured on an equal and ratable basis with such Indebtedness; and

(b) if such Lien secures Indebtedness which is contractually subordinated to the Notes, such Lien shall be subordinated to a Lien securing the Notes or the applicable the Note Guarantee in the same Property as that encumbered by such Lien to the same extent as such subordinated obligations are subordinated to the Notes and the Note Guarantees, in each case until such time as the applicable Indebtedness is no longer secured by such Lien.

Section 4.12. Limitation on Asset Sales.

(a) No Restricted Entity will consummate an Asset Sale unless:

(1) the Restricted Entity receives consideration (including by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise) at the time of the Asset Sale at least equal to the Fair Market Value (measured as of the date of the Asset Sale) of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2) at least 75% of the consideration received in the Asset Sale by the Restricted Entity is in the form of cash or Cash Equivalents. Any earn-out or similarly contingent portion of the consideration received in an Asset Sale that is based on the performance of the business or asset or Capital Stock purchased will be excluded from both numerator and denominator in determining whether 75% of the consideration is in the form of Cash Equivalents. For purposes of this provision,

(A) each of the following will be deemed to be a Cash Equivalent:

(i) any liabilities, as shown on the most recent balance sheet of Cayman Holdco or any of its Subsidiaries (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Note Guarantee) that are assumed by the transferee of any such assets;

(ii) any securities, Notes or other obligations received by the Restricted Entity from such transferee that are converted by the Restricted Entity into cash, to the extent of the cash received in that conversion;

(iii) any Designated Noncash Consideration received by the Restricted Entity in such Asset Sale having a Fair Market Value, taken together with all other Designated Noncash Consideration received pursuant to this clause (iii) that is at the time outstanding, not to exceed the greater of (a) $50.0 million at the time of receipt of such Designated Noncash Consideration, with the Fair Market Value of each item of Designated Noncash Consideration being measured at the time received without giving effect to subsequent changes in value and (b) 5.0% of Total Assets; and

(iv) any stock or assets of the kind referred to in clauses (2) or (4) of Section 4.12(b).

(b) Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Restricted Entity may apply such Net Proceeds:

(1) to repay Indebtedness of any Restricted Entity, including Indebtedness and other obligations under any Credit Facility, that is senior to or pari passu with the Notes and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto; provided, that (except to the extent that such Indebtedness is secured by such Net Proceeds and entitled to payment thereof prior to payment thereof to the Holders) if such Indebtedness is pari passu with the Notes, the Company shall make an Asset Sale Offer to all Holders of Notes and of such other Indebtedness on an equal and ratable basis;

(2) to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business;

(3) to make one or more capital expenditures otherwise permitted under this Indenture; or

(4) to acquire other capital assets that are used or useful in a Permitted Business.

Pending the final application of any Net Proceeds, the Restricted Entity may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by this Indenture.

(c) Any Net Proceeds from Asset Sales that are not applied or invested as provided in Section 4.12(b), or, if prior to the 365th day the Board of Directors of the Company or such Restricted Entity determines not to apply the Net Proceeds as provided for above, such Net Proceeds, will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $25.0 million, within ten days thereof, Restricted Entity will make or cause the Company to make an offer (an “Asset Sale Offer”) to all Holders of Notes and all Holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase, prepay or redeem with the proceeds of sales of assets the maximum principal amount of Notes and such other pari passu Indebtedness (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith) that may be purchased, prepaid or redeemed out of the Excess Proceeds. The offer price in any Asset Sale Offer shall be equal to 100% of the principal amount, plus accrued and unpaid interest and Special Interest, if any, to the date of purchase, prepayment or redemption, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Restricted Entity may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness tendered in (or required to be prepaid or redeemed in connection with) such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

(d) Within 15 Business Days after the Restricted Entity is obligated to make or cause to be made an Asset Sale Offer as described in Section 4.12(c), the Restricted Entity shall send or shall cause to be sent a written notice, by first-class mail, to the Holders of Notes with a copy to the Trustee, accompanied by such information regarding the Restricted Entity and the Guarantors as the Restricted Entity in good faith believes shall enable such Holders to make an informed decision with respect to such Asset Sale Offer. Such notice shall state, among other things, the purchase price and the purchase date (the “Purchase Date”), which shall be, subject to any contrary requirements of applicable law, a Business Day no earlier than 20 Business Days nor later than 60 Business Days from the date such notice is mailed.

(e) Not later than the date upon which written notice of an Asset Sale Offer is delivered to the Holders of the Notes as provided in Section 4.12(d), the Restricted Entity shall deliver or shall cause to be delivered to the Trustee an Officer’s Certificate as to (1) the amount of the Asset Sale Offer (the “Offer Amount”), (2) the allocation of the Net Proceeds from the Asset Sale pursuant to which such Asset Sale Offer is being made and (3) the compliance of such allocation with the provisions of this Section 4.12. On or before the Purchase Date, the Restricted Entity shall also irrevocably deposit or cause to be irrevocably deposited with the Trustee or with the Paying Agent (or, if the Company or any Subsidiary of the Company) is the Paying Agent, shall segregate and hold in trust) in Cash Equivalents (other than in those enumerated in clause (2) of the definition of “Cash Equivalents”), maturing on the last day prior to the Purchase Date or on the Purchase Date if funds are immediately available by the opening of business, an amount equal to the Offer Amount to be held for payment in accordance with the provisions of this Section 4.12. Upon the expiration of the period for which the Asset Sale Offer remains open (the “Offer Period”), the Restricted Entity shall deliver or shall cause to be delivered to the Trustee for cancellation the Notes or portions thereof that have been properly tendered to and are to be accepted by the Restricted Entity or the Company, as applicable. The Trustee or the Paying Agent shall, on the Purchase Date, mail or deliver payment to each tendering Holder in the amount of the purchase price. In the event that the aggregate purchase price of the Notes delivered or caused to be delivered by the Restricted Entity to the Trustee is less than the Offer Amount, the Trustee or the Paying Agent shall deliver the excess to the Restricted Entity or the Company, as applicable, immediately after the expiration of the Offer Period.

(f) Holders electing to have a Note purchased shall be required to surrender the Note, with an appropriate form duly completed, to the Restricted Entity or its agent at the address specified in the notice at least three Business Days prior to the Purchase Date. Holders shall be entitled to withdraw their election if the Trustee or the Restricted Entity receives not later than one Business Day prior to the Purchase Date a facsimile transmission, electronic mail or letter setting forth the name of the Holder, the principal amount of the Note that was delivered for purchase by the Holder and a statement that such Holder is withdrawing its election to have such Note purchased. If at the expiration of the Offer Period the aggregate principal of Notes surrendered by Holders exceeds the Offer Amount, the Restricted Entity shall select the Notes to be purchased on pro rata basis for all Notes (with such adjustments as may be deemed appropriate by the Restricted Entity so that only Notes in denominations of $2,000, or integral multiples thereof, shall be purchased). Holders whose Notes are purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

(g) At the time the Restricted Entity or its agent delivers Notes to the Trustee that are to be accepted for purchase, the Restricted Entity shall also deliver an Officer’s Certificate stating that such Notes are to be accepted by the Restricted Entity or the Company, as applicable, pursuant to and in accordance with the terms of this Section 4.12. A Note shall be deemed to have been accepted for purchase at the time the Trustee or the Paying Agent mails or delivers payment therefor to the surrendering Holder.

(h) The Restricted Entity shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to a Change of Control Offer or an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with Section 4.08 or this Section 4.12, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under Section 4.08 or this Section 4.12 by virtue of such compliance.

Section 4.13. Limitation on Dividends and Other Payments Affecting Restricted Subsidiaries.

(a) Each Restricted Entity shall not, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary of such Restricted Entity to:

(1) pay dividends or make any other distributions on its Capital Stock to a Restricted Entity that holds such stock, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to the Company or any Restricted Subsidiary of Cayman Holdco, provided that the priority of any preferred stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock shall not be deemed to be a restriction on the ability to make distributions on Capital Stock;

(2) make loans or advances to the Company or any Restricted Subsidiary of Cayman Holdco; or

(3) sell, lease or transfer any of its properties or assets to the Company or any Restricted Subsidiary of Cayman Holdco.

In addition, each Restricted Entity will not, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of such Restricted Entity or its Restricted Subsidiaries to make any Investment in the Company or to make any payment to any other Restricted Entity necessary to effectuate any such Investment.

(b) However, the restrictions in Section 4.13(a) shall not apply to encumbrances or restrictions existing under or by reason of:

(1) agreements or instruments (including agreements or instruments governing Existing Indebtedness and Credit Facilities) as in effect on the Issue Date, and any amendments, restatements, modifications, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that the amendments, restatements, modifications, renewals, increases, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in such agreements or instruments as in effect on the Issue Date;

(2) Credit Facilities, provided that the encumbrances or restrictions contained therein are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in the Credit Agreement as in effect on the Issue Date or in this Indenture as in effect on the Issue Date;

(3) this Indenture, the Notes and the Note Guarantees;

(4) applicable law, rule, regulation or order;

(5) Hedging Obligations entered into from time to time creating restrictions of the nature described in clause (3) of Section 4.13(a);

(6) any instrument of a Person acquired or assumed by any Restricted Entity as in effect at the time of such acquisition or assumption (except to the extent such instrument was created, executed, incurred or assumed, as the case may be, in connection with or in contemplation of such acquisition) and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of any such instrument, provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in such instrument at the time of such acquisition or assumption, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the Property or assets of the Person, so acquired, provided, further, that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;

(7) customary non-assignment provisions in leases, contracts and licenses or other contracts and agreements entered into in the ordinary course of business;

(8) purchase money obligations for Property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the Property purchased or leased of the nature described in clause (3) of Section 4.13(a);

(9) any agreement for the sale or other disposition of the assets or Capital Stock of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending the sale or other disposition;

(10) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions, than those contained in the agreements governing the Indebtedness being refinanced;

(11) Liens securing Indebtedness otherwise permitted to be incurred under the provisions of Section 4.11 that limit the right of the debtor to dispose of the assets subject to such Liens;

(12) provisions limiting the disposition or distribution of assets or Property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business or with the approval of such Restricted Entity’s Board of Directors, which limitation is applicable only to the assets that are the subject of such agreements;

(13) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

(14) any Permitted Investment that imposes restrictions on the use of proceeds of such Permitted Investment or on distributions from the assets of the investee;

(15) any mortgage financing or mortgage refinancing that imposes restrictions on the real property securing such Indebtedness; and

(16) any agreement governing Indebtedness permitted to be incurred pursuant to Section 4.09; provided that the provisions relating to dividends and other payment restrictions contained in such agreements, taken as a whole, are not materially more restrictive as determined by the Board of Directors of the Company than the provisions contained in the Credit Facilities, or in this Indenture, in each case as in effect on the Issue Date.

Section 4.14. Limitation on Transactions with Affiliates.

(a) No Restricted Entity will make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any Property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of such Restricted Entity (each, an “Affiliate Transaction”), unless:

(1) the Affiliate Transaction is on terms that are no less favorable to such Restricted Entity than those that would have been obtained in a comparable transaction by such Restricted Entity with an unrelated Person and if in the good faith judgment of the Board of Directors of such Restricted Entity no comparable transaction is available with which to compare such Affiliate Transaction, such Affiliate Transaction is otherwise fair to such Restricted Entity or the relevant Restricted Subsidiary from a financial point of view; and

(2) the Restricted Entity delivers to the Trustee:

(A) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, a resolution of the Board of Directors of such Restricted Entity set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with this covenant; and

(B) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, an opinion as to the fairness to such Restricted Entity or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

(b) The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 4.14(a):

(1) any employment agreement or employee benefit plan (including any incentive plan) or similar arrangement entered into by a Restricted Entity in the ordinary course of business with officers, directors or employees, including any issuance of securities (including stock options or similar rights), or other payments, awards or grants in cash, securities (including stock options or similar rights) or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors of such entity, in the ordinary course of business;

(2) transactions between or among Restricted Entities;

(3) transactions with China JV pursuant to the Royalty Agreement or pursuant to other commercial contracts, agreements or arrangements between China JV and any Restricted Entity that are no less favorable to such Restricted Entity than those that would have been obtained in a comparable transaction with an unrelated Person;

(4) payment of reasonable compensation, fees (including director’s fees and benefits), and indemnities and insurance provided for by such entity’s charter, by-laws or written agreements, to employees, consultants, stockholders, officers and directors of such entity in the ordinary course of business;

(5) any issuance of Equity Interests (other than Disqualified Stock) to, or receipt of capital contributions from, Affiliates of the Company;

(6) Restricted Payments and Permitted Investments that do not violate the provisions of Section 4.10;

(7) any transaction pursuant to any agreement in existence on the Issue Date, as such agreement is in effect on the Issue Date or as amended in a manner that is no less favorable to such Restricted Entity;

(8) payments, advances or loans to employees, officers and directors of a Restricted Entity that are either (a) not in excess of $1.0 million in aggregate principal amount at any one time outstanding and have been approved by a majority of the Board of Directors of such Restricted Entity in good faith, or (b) made in the ordinary course of business, including ordinary-course travel advances and relocation expense payments;

(9) provision of administrative or management services by such Restricted Entity, or any of its directors, officers or employees, to any of its direct or indirect Subsidiaries in the ordinary course of business;

(10) pledges of Equity Interests of an Unrestricted Subsidiary for the benefit of lenders to such Unrestricted Subsidiary;

(11) in each of the following cases so long as no Default has occurred and is continuing or would be caused thereby: (a) payments by any Restricted Entity to Permitted Holders for any financial advisory, financing, underwriting or other placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures, which payments are approved by a majority of the members of the Board of Directors of such Restricted Entity, and (b) payments pursuant to the Management Fee Letter; provided that (i) annual management fees (exclusive of transaction related fees and of any amount payable in connection with the termination of the Management Fee Letter) may not exceed (A) the greater of (x) $1.5 million and (y) 2% of the budgeted Consolidated EBITDA of Cayman Holdco for the following fiscal year as approved by the Board of Directors of Cayman Holdco, plus (B) reasonable out-of-pocket expense reimbursement, and (ii) any payment not made in any fiscal year may be carried forward and paid in the following two fiscal years;

(12) the existence of, or the performance by such Restricted Entity of its obligations under the terms of, any stockholders’ agreement to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter, provided, that the existence of, or the performance by such Restricted Entity of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (12) to the extent that the terms of the amendment or new agreement are not otherwise disadvantageous to the Holders of Notes in any material respect;

(13) transactions among Restricted Entities permitted by, and complying with, the provisions of this Indenture described under Section 5.01.

(14) any exchange permitted by clause (11) of Section 4.10(b); and

(15) transactions not otherwise prohibited by this Indenture that are undertaken in good faith (as certified by a responsible financial or accounting officer of the Company in an Officer’s Certificate) for the purpose of improving the consolidated tax efficiency of Cayman Holdco and its Subsidiaries and not for the purpose of circumventing any covenant set forth in this Indenture.

Section 4.15. Designation of Restricted and Unrestricted Subsidiaries.

(a) The Board of Directors of any Restricted Entity may designate any of its Restricted Subsidiaries to be an Unrestricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under Section 4.09, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter Reference Period, (ii) no Default would be in existence following such designation and (iii) the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by any Restricted Entity in the Subsidiary designated as Unrestricted will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under Section 4.10 or under one or more clauses of the definition of Permitted Investments, as determined by the Company or such Restricted Entity.

(b) The Board of Directors of any Restricted Entity may redesignate any of its Unrestricted Subsidiaries to be a Restricted Subsidiary if that redesignation would not cause a Default. If, at any time, any Unrestricted Subsidiary would fail to meet the requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of Cayman Holdco as of such date.

(c) Each designation or redesignation must be (1) evidenced by Board Resolution certifying compliance with the foregoing provisions and (2) evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.10.

Section 4.16. Payments for Consent.

The Restricted Entities will not, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or amendment.

Section 4.17. Reports.

(a) Whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company shall furnish to the Holders of Notes (with a copy to the Trustee) or cause the Trustee to furnish to the Holders of Notes, within the time periods specified in the Commission’s rules and regulations:

(1) all quarterly and annual reports that would be required to be filed with the Commission on Forms 10-Q and 10-K if the Company were required to file such reports, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report thereon by the Company’s certified independent accountants; and

(2) all current reports that would be required to be filed with the Commission on Form 8-K, if the Company were required to file such reports.

All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports; provided that, prior to the consummation of the exchange offer contemplated by the Registration Rights Agreement, such reports may instead be prepared and presented in a manner substantially consistent with the Offering Financial Statements. In furtherance and not in limitation of the foregoing, prior to the consummation of the exchange offer contemplated by the Registration Rights Agreement, such reports will not be required to comply with Section 302 or Section 404 of the Sarbanes-Oxley Act of 2002, or related Items 307 and 308 of Regulation S-K promulgated by the Securities and Exchange Commission (the “Commission”), or Item 10(e) of Regulation S-K (with respect to any non-GAAP financial measures contained therein), or, with respect to interim financial statements, reviewed pursuant to Statement on Auditing Standards No. 100 (or any successor provision).

(b) At any time that any of Cayman Holdco’s Subsidiaries are Unrestricted Subsidiaries, then the quarterly and annual reports required by Section 4.17(a) will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” or other comparable section, of the financial condition and results of operations of Cayman Holdco and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of Cayman Holdco.

(c) Cayman Holdco and the Company shall furnish to Holders of Notes and prospective Holders of Notes, upon their request, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Notes are not freely transferable under the Securities Act.

(d) The Company and Cayman Holdco shall be deemed to have furnished any report or other information required by this covenant if it or they have filed such report or other information with the Commission via the EDGAR filing system and such report or other information is publicly available. In the absence of actual notice to the contrary, the Trustee will assume that such filing has occurred. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officer’s Certificate and the Trustee shall have no liability or responsibility for the filing, content or timeliness of any such report.

(e) In the event that the rules and regulations of the Commission permit the Company and any direct or indirect parent or subsidiary of the Company to report at such entity’s level on a consolidated basis (including the Company and the Restricted Entities), such consolidated reporting at such entity’s level in a manner consistent with that described in this covenant for the Company will satisfy this covenant; provided that the same is accompanied by information that explains in reasonable detail the differences between the information relating to such direct or indirect parent or subsidiary and any of its Subsidiaries other than the Company and the Guarantors, on the one hand, and the information relating to the Company and the Guarantors on a standalone basis, on the other hand.

(f) If, at any time after consummation of the exchange offer contemplated by the Registration Rights Agreement, the Company is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Company will nevertheless continue filing the reports specified in this Section 4.17 with the Commission within the time periods specified above unless the Commission will not accept such filings. The Company will not take any action for the purpose of causing the Commission not to accept any such filings. If, notwithstanding the foregoing, the Commission will not accept the Company’s filings for any reason, the Company will post the reports referred to in this Section 4.17 on its website within the time periods that would apply if the Company were required to file those reports with the Commission. The Company will at all times comply with TIA §314(a).

Section 4.18. Creation of Subsidiaries; Additional Note Guarantees.

If any Restricted Entity acquires or creates a Domestic Subsidiary other than an Unrestricted Subsidiary after the Issue Date, then that Subsidiary will become a Guarantor and execute a supplemental Indenture and deliver an Opinion of Counsel satisfactory to the Trustee within 10 Business Days of the date on which it guarantees a Credit Facility; provided that any Domestic Subsidiary that constitutes an Immaterial Subsidiary need not become a Guarantor until such time as it ceases to be an Immaterial Subsidiary. If any Affiliate Guarantor acquires or creates a Restricted Subsidiary after the Issue Date, such Subsidiary shall become an Affiliate Guarantor. If any Subsidiary that is not a Domestic Subsidiary becomes a guarantor under Credit Facilities, such Subsidiary shall become a Guarantor. All direct or indirect Subsidiaries of Cayman Holdco (other than Unrestricted Subsidiaries), including all common and preferred (if any) Equity Interests of such Subsidiaries, will be wholly owned by Cayman Holdco and/or one or more direct or indirect wholly-owned Subsidiaries of Cayman Holdco, treating Equity Interests of the Company or of any direct or indirect parent of the Company owned by Management Investors as owned by Cayman Holdco until such time, if any, as such Equity Interests are exchanged for or converted into Equity Interests of Cyprus Holdco or another direct or indirect parent of the Company.

ARTICLE FIVE

SUCCESSOR CORPORATION

Section 5.01. Merger, Consolidation or Sale of Assets.

(a) The Company will not consolidate or merge with or into another Person (other than a merger of a Restricted Subsidiary into the Company in which the Company is the continuing Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries (determined on a consolidated basis), taken as a whole, in one or more related transactions, to another Person, unless:

(1)(either: (A) the Company is the surviving corporation; or (B) the Person (if other than the Company) formed by or surviving any such consolidation or merger or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made is an entity organized or existing under the laws of the United States, any political subdivision thereof or any state thereof or the United States or the District of Columbia (the “Surviving Entity”);

(2) the Surviving Entity, if any, assumes all the rights and obligations of the Company under the Notes and this Indenture, pursuant to agreements reasonably satisfactory to the Trustee;

(3) the Company or the Surviving Entity shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each to the effect that all conditions precedent in this Indenture relating to such transaction have been satisfied;

(4) immediately after such transaction, no Default or Event of Default exists; and

(5) on the date of such transaction after giving pro forma effect thereto and including any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, either

(A) the Company or the Surviving Entity would be permitted to incur at least $1.00 of additional Indebtedness under Section 4.09(a);

(B) the Fixed Charge Coverage Ratio of Cayman Holdco would not be less than the Fixed Charge Coverage Ratio of Cayman Holdco determined immediately prior to such transaction.

This covenant will not apply to (a) a merger or other business combination of the Company with an Affiliate solely for the purpose of reincorporating the Company in another jurisdiction within the United States or the District of Columbia; or (b) the merger or other business combination under applicable law of any Restricted Entity with or into any other Restricted Entity that is the Company or a Guarantor.

Upon any such transaction involving the Company, the Surviving Entity will succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Notes, and, except in the case of a lease, the Company will automatically be released and discharged from its obligations under this Indenture and the Notes.

(b) Each Guarantor (other than any Guarantor whose Note Guarantee is to be released in accordance with the terms of the Note Guarantee and this Indenture in connection with such transaction) shall not consolidate or merge with or into another Person (other than the Company or any Guarantor), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties and assets (on a consolidated basis), in one or more related transactions, to another Person (other than the Company or any Guarantor), unless:

(1) immediately after giving effect to such transaction, no Default or Event of Default exists; and

(2) either: (A) (i) such Guarantor is the surviving entity or (ii) the Surviving Entity assumes all the obligations of that Guarantor under its Note Guarantee, pursuant to a supplemental indenture satisfactory to the Trustee or (B) such transaction complies with the provisions of Section 4.12 with respect to such transaction.

In the case of any such transaction involving a Guarantor and for which a supplemental indenture is delivered in accordance with clause (2)(A)(ii) above, the Surviving Entity will succeed to, and be substituted for, such Guarantor under this Indenture and such Guarantor’s Note Guarantee, and such Guarantor will automatically be released and discharged from its obligations under this Indenture and such Guarantor’s Notes Guarantee.

(c) This Section 5.01 shall not apply to (1) a merger or other business combination of a Guarantor with an Affiliate solely for the purpose of reincorporating such Guarantor in another jurisdiction within the United States or the District of Columbia; (2) the merger or other business combination under applicable law of any Restricted Entity with or into any other Restricted Entity that is the Company or a Guarantor; or (3) the sale or other disposition of China JV Holdco or the China JV if it is an Unrestricted Subsidiary at the time.

ARTICLE SIX

DEFAULTS AND REMEDIES

Section 6.01. Events of Default.

Each of the following is an “Event of Default”:

(1) default for 30 days in the payment when due of interest and Special Interest, if any, on the Notes;

(2) default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Notes;

(3) failure by any Restricted Entity for 60 days after written notice of default to the Company specifying such failure from the Trustee or the Holders of at least 25 % in aggregate principal amount of the Notes then outstanding voting as a single class to comply with any of the other agreements in this Indenture (except in the case of a default with respect to Section 5.01, which will constitute an Event of Default 10 days after such notice);

(4) default under any mortgage, Indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness by any Restricted Entity (or the payment of which is guaranteed by any Restricted Entity), whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, if that default:

(A) is caused by a failure to pay principal at final maturity on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

(B) results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $25.0 million or more;

(5) Failure by any Restricted Entity to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $25.0 million to the extent such judgment is not covered by insurance or is in excess of insurance coverage, which judgments are not paid, discharged or stayed for a period of 60 days;

(6) except as expressly permitted by this Indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee; and

(7) Cayman Holdco, the Company, any Affiliate Guarantor or any of their respective Restricted Subsidiaries pursuant to or within the meaning of any Bankruptcy Law:

(A) commences a voluntary insolvency proceeding;

(B) consents to the entry of an order for relief against it in an involuntary insolvency proceeding or consents to its dissolution or winding-up;

(C) consents to the appointment of a Custodian of it or for any substantial part of its Property;

(D) makes a general assignment for the benefit of its creditors; or

(E) takes any comparable action under any foreign laws relating to insolvency;

provided, however, that the liquidation of any Restricted Subsidiary into another Restricted Subsidiary, other than as part of a credit reorganization, will not constitute an Event of Default under this clause (7); or

(8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against the Company or any Significant Subsidiary in an involuntary insolvency proceeding;

(B) appoints a Custodian of the Company or any Significant Subsidiary or for any substantial part of its Property; or

(C) orders the winding up, liquidation or dissolution of the Company or any Significant Subsidiary;

or grants any similar relief under any foreign laws; and in each such case the order or decree remains unstayed and in effect for 90 days.

Section 6.02. Acceleration of Maturity; Rescission.

(a) In the case of an Event of Default arising from Section 6.01 (7) or (8) with respect to the Company, any Affiliate Guarantor or any Restricted Subsidiary of the Company or such Affiliate Guarantor that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately by notice in writing to the Company (and to the Trustee if given by the Holders) (an “Acceleration Notice”).

(b) In the event of an Acceleration Notice because an Event of Default described in Section 6.01(4) has occurred and is continuing, the Acceleration Notice will be automatically annulled if the Payment Default or other default triggering such Event of Default pursuant to Section 6.01(4) shall be remedied or cured or waived by the Holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto and if (1) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, except nonpayment of principal, premium or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived. Subject to Section 7.07, Holders of a majority in aggregate principal amount of the then-outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default if it determines that withholding notice is in their interest, except a Default relating to the payment of principal, premium, if any, and interest and Special Interest, if any.

(c) Subject to the provisions of this Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any Holders of Notes unless such Holders have offered to the Trustee indemnity or security reasonably satisfactory to it against any loss, liability or expense.

Section 6.03. Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, or premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture and may take any necessary action requested of it as Trustee to settle, compromise, adjust or otherwise conclude any proceedings to which it is a party.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. Any such proceeding instituted by the Trustee may be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provisions for the payment of the reasonable compensation, expenses, disbursements of the Trustee and its counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative, to the extent permitted by law. Any costs associated with actions taken by the Trustee under this Section 6.03 shall be reimbursed to the Trustee by the Company.

Section 6.04. Waiver of Past Defaults and Events of Default.

The Holders of a majority in principal amount of Notes at the time outstanding by notice to the Trustee may on behalf of the Holders of all the Notes rescind an acceleration or waive any existing Default and its consequences under this Indenture, except a continuing Default in the payment of interest or premium, if any, on, or the principal of, the Notes. In the case of any such waiver, the Company, the Trustee and the Holders of the Notes shall be restored to their former positions and rights under this Indenture, respectively; provided that no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

Section 6.05. Control by Majority.

The Holders of a majority in principal amount of the then outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions.

Section 6.06. Limitation on Suits.

Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no Holder of Notes may pursue any remedy with respect to this Indenture or the Notes unless:

(1) such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2) Holders of at least 25% in aggregate principal amount of the then outstanding Notes have requested the Trustee to pursue the remedy;

(3) such Holders have offered the Trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense;

(4) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5) Holders of a majority in aggregate principal amount of the then outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

Section 6.07. No Personal Liability of Directors, Officers, Employees and Stockholders.

No past, present or future director, officer, employee, incorporator, agent, member, manager, stockholder or Affiliate of any Restricted Entity, as such, shall have any liability for any obligations of any Restricted Entity under the Notes, this Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Section 6.08. Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of the principal of or premium, if any, or interest, if any, on such Note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Notes shall not be impaired or affected without the consent of the Holder.

Section 6.09. Collection Suit by Trustee.

If an Event of Default in payment of principal, premium or interest specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any Guarantor (or any other obligor on the Notes) for the whole amount of unpaid principal and accrued interest remaining unpaid.

Section 6.10. Trustee May File Proofs of Claim.

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07) and the Holders allowed in any judicial proceedings relative to the Company or any Guarantor (or any other obligor upon the Notes), its creditors or its Property and, unless prohibited by law, shall be entitled and empowered to collect and receive any monies or other Property payable or deliverable on any such claims and to distribute the same after deduction of its charges and expenses to the extent that any such charges and expenses are not paid out of the estate in any such proceedings and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan or reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceedings. All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.

Section 6.11. Priorities.

If the Trustee collects any money pursuant to this Article Six, it shall pay out the money in the following order:

FIRST: to the Trustee for amounts due under Section 7.07;

SECOND: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest as to each, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes; and

THIRD: to the Company or, to the extent the Trustee collects any amount from any Guarantor, to such Guarantor.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.11.

Section 6.12. Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.12 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.08 or a suit by Holders of more than 10% in principal amount of the Notes then outstanding.

ARTICLE SEVEN

TRUSTEE

Section 7.01. Duties of Trustee.

(a) If an Event of Default occurs and is continuing, the Trustee shall be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of such person’s own affairs.

The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

(b) Except during the continuance of an Event of Default:

(1) The Trustee need perform only such duties as are specifically set forth in this Indenture and no others shall be implied against the Trustee.

(2) In the absence of bad faith or willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture but, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform on their face to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein). Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officer’s Certificate, subject to the requirement in the preceding sentence, if applicable.

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1) This paragraph does not limit the effect of Section 7.01(a).

(2) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

(3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction of the Holders of a majority in aggregate principal amount of the Notes received by it pursuant to the terms hereof.

(4) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its rights, powers or duties if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity satisfactory to it against such risk or liability is not reasonably assured to it.

(d) Whether or not therein expressly so provided, Sections 7.01(a), (b), (c) and (e) shall govern every provision of this Indenture that in any way relates to the Trustee.

(e) Subject to Section 6.02(c), the Trustee shall be under no obligation to exercise any of its rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture at the request of any Holder of Notes, unless such Holders shall have offered to the Trustee indemnity or security reasonably satisfactory to it against any loss, liability or expense.

(f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company or any Guarantor. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by the law.

Section 7.02. Rights of Trustee.

Subject to Section 7.01:

(1) The Trustee may conclusively rely on any document (whether in its original or facsimile form) reasonably believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(2) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate and/or an Opinion of Counsel which shall conform to the provisions of Section 11.05. The Trustee shall be protected and shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

(3) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed by it with due care.

(4) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers; provided that the Trustee’s conduct does not constitute willful misconduct, negligence or bad faith.

(5) The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel with respect to legal matters relating to the Notes or this Indenture shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(6) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other person employed to act hereunder.

(7) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books records, and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(8) The Trustee may request that the Company deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not suspended

(9) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(10) The Trustee may employ or retain accountants, appraisers or other experts or advisers as it may reasonably require for the purpose of determining and discharging its rights and duties hereunder;

(11) Except as otherwise provided in this Indenture, the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

(12) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture;

(13) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(14) the Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

Section 7.03. Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for or otherwise deal with either of the Company or any Guarantor, or any Affiliate thereof, with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee, however, shall be subject to Sections 7.10 and 7.11.

Section 7.04. Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes or any Guarantee, it shall not be accountable for the Company’s or any Guarantor’s use of the proceeds from the sale of Notes or any money paid to the Company or any Guarantor pursuant to the terms of this Indenture and it shall not be responsible for any statement in the Notes, Guarantee or this Indenture other than its certificate of authentication, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder and that the statements made by it in any Statement of Eligibility on Form T-1 to be supplied to the Company shall be true and accurate subject to the qualifications set forth therein.

Section 7.05. Notice of Defaults.

If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall give to each Holder a notice of the Default within 90 days after it occurs in the manner and to the extent provided in the TIA and otherwise as provided in this Indenture. Except in the case of a Default in payment of the principal of or interest on any Note (including payments pursuant to a redemption or repurchase of the Notes pursuant to the provisions of this Indenture), the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Holders.

Section 7.06. Reports by Trustee to Holders.

(a) If required by TIA Section 313(a), within 60 days after December 31 of any year, commencing 2010 the Trustee shall mail to each Holder a brief report dated as of such date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the 12 months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c) and TIA Section 313(d).

(b) A copy of each report at the time of its mailing to Holders shall be filed with the Commission and each stock exchange, if any, on which the Notes are listed to the extent required by such entities. The Company shall promptly notify the Trustee in writing when the Notes are listed on any stock exchange or delisted therefrom.

Section 7.07. Compensation and Indemnity.

The Company and the Guarantors shall pay to the Trustee and Agents from time to time such compensation for their services hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as shall be agreed upon in writing. The Company and the Guarantors shall reimburse the Trustee and Agents upon request for all reasonable disbursements, expenses and advances incurred or made by them in connection with the Trustee’s duties under this Indenture, including the reasonable compensation, disbursements and expenses of the Trustee’s agents and external counsel, except any expense disbursement or advance as may be attributable to its willful misconduct, negligence or bad faith.

The Company and the Guarantors, jointly and severally, shall fully indemnify each of the Trustee and any predecessor Trustee for, and hold each of them harmless against, any and all loss, damage, claim, liability or expense, including, without limitation, taxes (other than taxes based on the income of the Trustee or such Agent) and reasonable attorneys’ fees and expenses incurred by each of them in connection with the acceptance or performance of its duties under this Indenture including the reasonable costs and expenses of defending itself against any claim

(whether asserted by the Company, a Guarantor, a Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder (including, without limitation, settlement costs), and any action or inaction of any successor Trustee. The Trustee or Agent shall notify the Company and the Guarantors in writing promptly of any claim of which a Responsible Officer of the Trustee has actual knowledge asserted against the Trustee or Agent for which it may seek indemnity; provided that the failure by the Trustee or Agent to so notify the Company and the Guarantors shall not relieve the Company and Guarantors of their obligations hereunder except to the extent the Company and the Guarantors are actually prejudiced thereby.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for or otherwise deal with either of the Company or any Guarantor, or any Affiliate thereof, with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, if the Trustee acquires any conflicting interest, it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee (if this Indenture has been qualified under the TIA), or resign. In the event that a conflict of interest exists, the Trustee may have separate counsel, which counsel must be reasonably acceptable to the Company and the Company shall pay the reasonable fees and expenses of such counsel.

Notwithstanding the foregoing, the Company and the Guarantors need not reimburse the Trustee for any expense or indemnify it against any loss or liability to have been incurred by the Trustee through its own willful misconduct, negligence or bad faith.

To secure the payment obligations of the Company and the Guarantors under this Indenture, the Trustee shall have a lien prior to the Notes on all money or Property held or collected by the Trustee and such money or Property held in trust to pay principal of and interest on particular Notes.

The obligations of the Company and the Guarantors under this Section 7.07 to compensate and indemnify the Trustee, Agents and each predecessor Trustee and to pay or reimburse the Trustee, Agents and each predecessor Trustee for expenses, disbursements and advances shall be joint and several liabilities of the Company and each of the Guarantors and shall survive the resignation or removal of the Trustee and the satisfaction, discharge or other termination of this Indenture, including any termination or rejection hereof under any Bankruptcy Law.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(7) or (8) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

For purposes of this Section 7.07, the term “Trustee” shall include any trustee appointed pursuant to this Article Seven.

Section 7.08. Replacement of Trustee.

(a) The Trustee shall comply with Section 313(b) of the TIA, to the extent applicable.

(b) The Trustee may resign by so notifying the Company and the Guarantors in writing no later than 15 Business Days prior to the date of the proposed resignation. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by notifying the Company and the removed Trustee in writing and may appoint a successor Trustee with the Company’s written consent, which consent shall not be unreasonably withheld. The Company may remove the Trustee at its election solely if:

(1) the Trustee fails to comply with Section 7.10 or Section 310 of the TIA;

(2) the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under Bankruptcy Law;

(3) a receiver or other public officer takes charge of the Trustee or its Property; or

(4) the Trustee otherwise becomes incapable of acting.

(c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.

(d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, the Guarantors or the Holders of a majority in principal amount of the outstanding Notes may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee.

(e) If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company and the Guarantors. Immediately following such delivery, the retiring Trustee shall, subject to its rights under Section 7.07, transfer all Property held by it as Trustee to the successor Trustee, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

Section 7.09. Successor Trustee by Consolidation, Merger, etc.

If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets to, another corporation, subject to Section 7.10, the successor corporation without any further act shall be the successor Trustee; provided such entity shall be otherwise qualified and eligible under this Article Seven.

Section 7.10. Eligibility; Disqualification.

This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5) in every respect. The Trustee (together with its corporate parent) shall have a combined capital and surplus of at least $50,000,000 as set forth in the most recent applicable published annual report of condition. The Trustee shall comply with TIA Section 310(b), including the provision in Section 310(b)(1).

Section 7.11. Preferential Collection of Claims Against Company.

The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

Section 7.12. Paying Agents.

The Company shall cause each Paying Agent other than the Trustee to execute and deliver to it and the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 7.12:

(1) that it shall hold all sums held by it as agent for the payment of principal of, or premium, if any, or interest on, the Notes (whether such sums have been paid to it by the Company or by any obligor on the Notes) in trust for the benefit of Holders of the Notes or the Trustee;

(2) that it shall at any time during the continuance of any Event of Default, upon written request from the Trustee, deliver to the Trustee all sums so held in trust by it together with a full accounting thereof; and

(3) that it shall give the Trustee written notice within five (5) Business Days of any failure of the Company (or by any obligor on the Notes) in the payment of any installment of the principal of, premium, if any, or interest on, the Notes when the same shall be due and payable.

ARTICLE EIGHT

MODIFICATION AND WAIVER

Section 8.01. Without Consent of Holders.

Without the consent of any Holder of Notes, the Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes or the Notes Guarantees:

(1) to cure any ambiguity, defect or inconsistency;

(2) to provide for uncertificated Notes in addition to or in place of Certificated Notes;

(3) to provide for the assumption of the Company’s or any Guarantor’s obligations to Holders of Notes and Note Guarantees in the case of a merger or consolidation or sale of all or substantially all of the Company’s or such Guarantor’s assets, when required under this Indenture;

(4) to comply with the rules of any applicable securities Depositary;

(5) to comply with Section 5.01;

(6) to evidence and provide for the acceptance and appointment under this Indenture of a successor Trustee pursuant to the requirements hereof;

(7) to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under this Indenture of any such Holder;

(8) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA;

(9) to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture, and any related guarantees;

(10) to amend this Indenture as necessary to eliminate the effect of any change in GAAP on the determination or computation of any financial ratio or other test provided for under this Indenture; or

(11) to allow any Guarantor to execute a supplemental Indenture and/or a Note Guarantee with respect to the Notes.

Section 8.02. With Consent of Holders.

(a) Except as provided in Section 8.01 or Section 8.02(b) of this Indenture, the Notes or the Note Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).

(b) Without the consent of each Holder affected, an amendment, supplement or waiver may not (with respect to any Notes held by a non-consenting Holder):

(1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than pursuant to Section 4.08 and Section 4.12);

(3) reduce the rate of or change the time for payment of interest on any Note;

(4) waive a Default or Event of Default in the payment of principal of, premium on, if any, or interest or Special Interest, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the Payment Default that resulted from such acceleration in each case in accordance with and subject to the terms of this Indenture);

(5) make any Note payable in money other than that stated in the Notes;

(6) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, premium on, if any, or interest or Special Interest, if any, on the Notes (or the right of each Holder to bring suit to enforce such payment);

(7) waive a redemption payment with respect to any Note (other than a payment required by Section 4.08 or Section 4.12);

(8) release any Guarantor from any of its Obligations under its Note Guarantee or this Indenture, except in accordance with the terms of this Indenture; or

(9) make any change to this Section 8.01, Section 8.02(a) or this Section 8.02(b).

(c) The consent of the Holders of the Notes shall not be necessary to approve the particular form of any proposed amendment. It shall be sufficient if such consent approves the substance of the proposed amendment.

(d) After an amendment under this Indenture becomes effective, the Company shall mail to each registered Holder of the Notes at such Holder’s address appearing in the register a notice briefly describing such amendment. However, the failure to give such notice to all Holders of the Notes, or any defect therein, shall not impair or affect the validity of the amendment.

(e) Upon the written request of the Company accompanied by a Board Resolution authorizing the execution of any such supplemental indenture, and upon the receipt by the Trustee of evidence reasonably satisfactory to the Trustee of the consent of the Holders as aforesaid and upon receipt by the Trustee of the documents described in Section 8.06, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture, in which case the Trustee may, but shall not be obligated to, enter into such supplemental indenture.

Section 8.03. Compliance with Trust Indenture Act.

Every amendment or supplement to this Indenture or the Notes shall comply with the TIA as then in effect.

Section 8.04. Revocation and Effect of Consents.

(a) After an amendment, supplement, waiver or other action becomes effective, a consent to it by a Holder of a Note is a continuing consent conclusive and binding upon such Holder and every subsequent Holder of the same Note or portion thereof, and of any Note issued upon the transfer thereof or in exchange therefor or in place thereof, even if notation of the consent is not made on any such Note.

(b) The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement, or waiver. If a record date is fixed, then, notwithstanding Section 8.04(a), those Persons who were Holders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date unless the consent of the requisite number of Holders has been obtained.

Section 8.05. Notation on or Exchange of Notes.

If an amendment, supplement or waiver changes the terms of a Note, the Trustee (in accordance with the specific written direction of the Company) shall request the Holder of the Note (in accordance with the specific written direction of the Company) to deliver it to the Trustee. In such case, the Trustee shall place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue, the Guarantors shall endorse and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 8.06. Trustee to Sign Amendments, etc.

The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article Eight if the amendment, supplement or waiver does not affect the rights, duties, liabilities or immunities of the Trustee. If it does affect the rights, duties, liabilities or immunities of the Trustee, the Trustee may, but need not, sign such amendment, supplement or waiver. In signing or refusing to sign such amendment, supplement or waiver the Trustee shall receive and, subject to Section 7.01, shall be fully protected in relying upon an Officer’s Certificate and an Opinion of Counsel stating, in addition to the matters required by Section 11.04, that such amendment, supplement or waiver is authorized or permitted by this Indenture.

ARTICLE NINE

DISCHARGE OF INDENTURE; DEFEASANCE

Section 9.01. Discharge of Liability on Notes; Defeasance.

(a) This Indenture shall be discharged and shall cease to be of further effect as to all Notes, and related guarantees, issued hereunder when:

(1) either:

(A) all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or

(B) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or shall become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. Dollars, non-callable Government Securities, or a combination of cash in U.S. Dollars and non-callable Government Securities, in amounts as shall be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest and Special Interest, if any, to the date of maturity or redemption;

(2) the deposit shall not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(3) the Company or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and

(4) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the Redemption Date, as the case may be.

In addition, the Company must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

(b) The Company, at the option of its Board of Directors evidenced by a resolution set forth in an Officer’s Certificate, may elect to have all of its Obligations discharged with respect to the outstanding Notes and all Obligations of the Guarantors discharged with respect to their Note Guarantees (“Legal Defeasance”) except for:

(1) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium on, if any, interest or Special Interest, if any, on, such Notes when such payments are due from the trust referred to below;

(2) the Company’s obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the Trustee and the Paying Agent under this Indenture, and the Company’s and the Guarantors’ Obligations in connection therewith; and

(4) the Legal Defeasance and Covenant Defeasance provisions of this Indenture.

In addition, the Company may, at its option and at any time, elect to have the Obligations of the Company and the Guarantors released (i) under Sections 4.03 through 4.18, inclusive, (ii) under Section 6.01(3) (with respect to Article Four, other than Sections 4.01 and 4.02), Sections 6.01(4), (5), (6), (7) and (8) (in the case of Section 6.01 (7) and (8), with respect to Significant Subsidiaries only) and (iii) under Section 5.01(a)(3) and (a)(5) on a date that the conditions set forth in Section 9.02 have been satisfied (“Covenant Defeasance”) and thereafter any omission to comply with those covenants shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, all Events of Default described in Section 6.01 (except those relating to payments on the Notes or bankruptcy, receivership, rehabilitation or insolvency events) shall no longer constitute an Event of Default with respect to the Notes. The Company may exercise its Legal Defeasance option notwithstanding its prior exercise of its Covenant Defeasance option.

(c) If the Company exercises its Legal Defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its Covenant Defeasance option, payment of the Notes may not be accelerated because of an Event of Default as described in Section 6.01(3) (insofar as such Event of Default applies to Sections 4.03 through 4.18, inclusive), under Section 6.01(4), (6), (7) and (8) (in the case of Sections 6.01(7) and (8) with respect to Significant Subsidiaries only). If the Company exercises its Legal Defeasance option, payment of the Notes may not be each Guarantor, if any, shall be released from all its Obligations under its Guarantee, and the Trustee shall execute a release of such Guarantee. If the Company exercises its Covenant Defeasance option, each Guarantor, if any, shall be released from its Obligations under its Guarantee to the extent that the Company is released from its Obligations under this Indenture.

(d) Upon satisfaction of the conditions set forth herein and upon the written request of the Company, the Trustee shall acknowledge in writing the discharge of those Obligations that the Company terminates.

(e) Notwithstanding clauses (a) and (b) above, the Company’s obligations in Sections 2.04, 2.06, 2.07, 2.08, 2.11, 4.01, 4.02, 7.01, 7.02, 7.07, 9.05 and 9.06 and any other obligations required under the TIA shall survive until such time as the Notes have been paid in full. Thereafter, the Company’s obligations in Sections 7.07, 9.05 and 9.06 and any other obligations required under the TIA shall survive.

Section 9.02. Conditions to Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. Dollars, non-callable Government Securities, or a combination of cash in U.S. Dollars and non-callable Government Securities, in amounts as shall be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, premium on, if any, and interest and Special Interest, if any, on the outstanding Notes on the stated date for payment thereof or on the applicable Redemption Date, as the case may be, and the Company must specify whether the Notes are being defeased to such stated date of payment or to a particular Redemption Date;

(2) in the case of Legal Defeasance, the Company must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes shall not recognize income, gain or loss for Federal income tax purposes as a result of such Legal Defeasance and shall be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Company must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes shall not recognize income, gain or loss for Federal income tax purposes as a result of such Covenant Defeasance and shall be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture) to which any Restricted Entity is a party or by which any Restricted Entity is bound;

(5) the Company must deliver to the Trustee an Officer’s Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and

(6) the Company must deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

However, the Opinion of Counsel required by clause (2) above shall not be required if all Notes not theretofore delivered to the Trustee for cancellation have become due and payable, shall become due and payable on their Maturity Date within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the Company’s name, and at the Company’s expense.

Section 9.03. Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.

All money and Government Securities (including the proceeds thereof) deposited with the Trustee pursuant to Section 9.02(1) in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent, to the Holders of such Notes, of all sums due and to become due thereon in respect of principal, premium, if any, and accrued interest, but such money need not be segregated from other funds except to the extent required by law.

The Company and the Guarantors shall (on a joint and several basis) pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Government Securities deposited pursuant to Section 9.02(1) or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Anything in this Article Nine to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon a written request of the Company any money or Government Securities held by it as provided in Section 9.02(1) which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 9.04. Reinstatement.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 9.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and each Guarantor’s obligations under this Indenture, the Notes and the Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to this Article Nine until such time as the Trustee or Paying Agent is permitted to apply all such money or Government Securities in accordance with Section 9.01; provided that if the Company or the Guarantors have made any payment of principal of, premium, if any, or accrued interest on any Notes because of the reinstatement of their obligations, the Company or the Guarantors, as the case may be, shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

Section 9.05. Moneys Held by Paying Agent.

In connection with the satisfaction and discharge of this Indenture, all moneys then held by any Paying Agent under the provisions of this Indenture shall, upon written demand of the Company, be paid to the Trustee, or if sufficient moneys have been deposited pursuant to Section 9.02(1), to the Company upon a written request of the Company (or, if such moneys had been deposited by the Guarantors, to such Guarantors), and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

Section 9.06. Moneys Held by Trustee.

Any moneys deposited with the Trustee or any Paying Agent or then held by the Company or the Guarantors in trust for the payment of the principal of or premium, if any, or interest on any Note that are not applied but remain unclaimed by the Holder of such Note for two years after the date upon which the principal of or premium, if any, or interest on such Note shall have respectively become due and payable shall be repaid to the Company (or, if appropriate, the Guarantors) upon a written request of the Company, or if such moneys are then held by the Company or the Guarantors in trust, such moneys shall be released from such trust; and the Holder of such Note entitled to receive such payment shall thereafter, as an unsecured general creditor, look only to the Company and the Guarantors for the payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided that the Trustee or any such Paying Agent, before being required to make any such repayment, shall, at the expense of the Company and the Guarantors, either mail to each Holder affected, at the address shown in the Register maintained by the Registrar pursuant to Section 2.04, or cause to be published once a week for two successive weeks, in a newspaper published in the English language, customarily published each Business Day and of general circulation in the City of New York, New York, a notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such mailing or publication, any unclaimed balance of such moneys then remaining shall be repaid to the Company. After payment to the Company or the Guarantors or the release of any money held in trust by the Company or any Guarantors, as the case may be, Holders entitled to the money must look only to the Company and the Guarantors for payment as general creditors unless applicable abandoned Property law designates another Person.

ARTICLE TEN

GUARANTEE OF SECURITIES

Section 10.01. Note Guarantee.

The Guarantors, fully and unconditionally, jointly and severally, on an unsecured senior basis, guarantee to each Holder (i) the due and punctual payment of the principal of, premium (if any) and interest on each Note, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal of and interest on the Notes, to the extent lawful, and the due and punctual payment of all other obligations and due and punctual performance of all obligations of the Company to the Holders or the Trustee all in accordance with the terms of such Note and this Indenture, and (ii) in the case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, at stated maturity, by acceleration or otherwise. Each Guarantor agrees that its obligations hereunder shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of any such Note or this Indenture, any failure to enforce the provisions of any such Note and this Indenture, any waiver, modification or indulgence granted to the Company with respect thereto by the Holder of such Note, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or such Guarantor.

Each Guarantor hereby waives diligence, presentment, demand for payment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to any such Note or the Indebtedness evidenced thereby and all demands whatsoever, and covenants that this Note Guarantee shall not be discharged as to any such Note except by payment in full of the principal thereof, premium (if any) and interest thereon. Each Guarantor hereby agrees that, as between such Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Note Guarantee.

The Note Guarantee of any Guarantor may be released pursuant to Section 10.03, in connection with the cessation of corporate existence of such Guarantor permitted under Section 4.03, or in accordance with the applicable provisions of Section 5.01.

The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of any Holder under the Note Guarantees.

Section 10.02. Execution and Delivery of Note Guarantee.

To further evidence the Note Guarantee set forth in Section 10.01, each Guarantor hereby agrees, on the Issue Date, that a notation of such Note Guarantee, substantially in the form included in Exhibit G hereto, shall be endorsed on each Note authenticated and delivered by the Trustee on the Issue Date and such Note Guarantee shall be executed by either manual or facsimile signature of an Officer of each Guarantor. The validity and enforceability of any Note Guarantee shall not be affected by the fact that it is not affixed to any particular Note.

Each of the Guarantors hereby agrees that its Note Guarantee set forth in Section 10.01 shall be in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

If an Officer of a Guarantor whose signature is on this Indenture or a Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which such Note Guarantee is endorsed or at any time thereafter, such Guarantor’s Note Guarantee of such Note shall be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Note Guarantee set forth in this Indenture on behalf of the Guarantor.

Section 10.03. Release of Guarantors.

The Note Guarantee of a Guarantor shall be released:

(1) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) a Restricted Entity, if the sale or other disposition does not violate the provisions of Section 4.12 or 5.01, unless the transferor Guarantor remains a Restricted Entity;

(2) in connection with any sale or other disposition of Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) a Restricted Entity, if the sale or other disposition does not violate Section 4.12 and the Guarantor ceases to be a Restricted Subsidiary of Cayman Holdco as a result of the sale or other disposition;

(3) when any Restricted Subsidiary that is a Guarantor is designated to be an Unrestricted Subsidiary in accordance with the applicable provisions of this Indenture;

(4) upon Legal Defeasance, Covenant Defeasance or satisfaction and discharge of this Indenture as provided in Article Nine in accordance with the terms of this Indenture; and

(5) in connection with a Public Equity Offering by a Restricted Entity, if the Guarantor is not engaged in any business in any material respect other than incidental to its ownership, directly or indirectly, of the capital stock of such Restricted Entity (or one or more Restricted Entities that are not engaged in any business in any material respect other than incidental to their ownership, directly or indirectly, of the capital stock of such Restricted Entity).

and in each such case, the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to such transactions have been complied with and that such release is authorized and permitted hereunder.

In addition, in the event a Guarantor becomes a Guarantor solely because it Guarantees other Indebtedness, then upon the full and unconditional release of the Guarantee of such other Indebtedness (provided that the Trustee is given 90 days written notice of such other release) such Guarantee of such Guarantor shall also be released.

The Trustee shall execute any documents reasonably requested by either the Company or a Guarantor in order to evidence the release of such Guarantor from its obligations under its Note Guarantee endorsed on the Notes and under this Article Ten.

Section 10.04. Waiver of Subrogation.

Until all the obligations under the Notes and the Note Guarantees are satisfied in full, each Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of such Guarantor’s obligations under its Note Guarantee and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Notes against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other Property or by set-off or in any other manner, payment or Note on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Notes shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Notes, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Notes, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor acknowledges that it shall receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 10.04 is knowingly made in contemplation of such benefits.

Section 10.05. Notice to Trustee.

The Company or any Guarantor shall give prompt written notice to the Trustee of any fact known to the Company or any such Guarantor which would prohibit the making of any payment to or by the Trustee at its Corporate Trust Office in respect of the Note Guarantees. Notwithstanding the provisions of this Article Ten or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Note Guarantees, unless and until the Trustee shall have received written notice thereof from the Company no later than one Business Day prior to such payment; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of this Section 10.05, and subject to the provisions of Sections 7.01 and 7.02, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice referred to in this Section 10.05 at least one Business Day prior to the date upon which by the terms hereof any such payment may become payable for any purpose under this Indenture (including, without limitation, the payment of the principal of, premium, if any, or interest on any Note), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it less than one Business Day prior to such date.

Section 10.06. Luxembourgish Limitation.

Notwithstanding anything to the contrary in this Indenture, the aggregate obligations and liabilities of any Guarantor incorporated under the laws of the Grand Duchy of Luxembourg (a “Luxembourg Guarantor”) with respect to any joint and several liability and the granting of any guarantee under the Indenture, (i) shall not include any payment which, if made, would either constitute a misuse of corporate assets as defined under article 171-1 of the Luxembourg law of 10 August 1915 governing commercial companies, as amended (“LCC”), (ii) shall not amount to prohibited financial assistance as provided in article 49-6 of the LCC, (iii) shall not exceed the Luxembourg Guarantor’s financial capacity, (iv) shall only be granted to the extent it is in the Luxembourg Guarantor’s corporate interest and (v) to the extent the Luxembourg Guarantor would not fall into bankruptcy should the Note Guarantee be called upon.

Section 10.07. German Limitation.

(a) The right to enforce this Note Guarantee with respect to a Guarantor incorporated in Germany as a limited liability company (GmbH) (a “German GmbH Guarantor”), or as a limited partnership (Kommanditgesellschaft) with a limited liability company as sole general partner (GmbH & Co. KG) (the “German GmbH & Co. KG Guarantor”, together with any German GmbH Guarantor hereinafter referred to as a “German Guarantor”) shall to the extent that this Note Guarantee secures liabilities of an affiliated company (verbundenes Unternehmen) within the meaning of Section 15 et seq. of the German Stock Corporation Act (AktG Aktiengesetz) of that German Guarantor (other than the German Guarantor’s (direct or indirect) Subsidiaries) at all times be limited to an amount equal to that German Guarantor’s, or, in the case of a GmbH & Co. KG Guarantor, its general partner’s, assets (to be calculated in accordance with Section 266 sub-section (2) A, B and C of the German Commercial Code (HGB Handelsgesetzbuch)) less the sum of (i) the German Guarantor’s liabilities (to be calculated in accordance with Section 266 sub-section (3) B, C and D of the German Commercial Code), and (ii) the stated

share capital (Stammkapital) of the German Guarantor or, in the case of a German Guarantor in the legal form of GmbH & Co. KG, its general partner (the “Net Assets”), provided that the enforcement of the Guarantee would cause a violation of Sections 30, 31 of the German Limited Liability Companies Act (GmbHG Gesetz betreffend die Gesellschaften mit beschränkter Haftung).

(b) For the purposes of the calculation of the Net Assets the following balance sheet items shall be adjusted as follows:

(1) the amount of any increase of the stated share capital (Stammkapital) of the German Guarantor, or, in case of a German GmbH & Co. KG Guarantor, its general partner, after the date hereof (excluding any such increase of stated share capital permitted pursuant to any other agreement to which the Trustee and the relevant German Guarantor are a party) (i) that has been effected without the prior written consent of the Trustee not to be unreasonably withheld, (ii) that has been effected out of retained earnings (Kapitalerhöhung aus Gesellschaftsmitteln) or (iii) to the extent that it is not fully paid up, shall be deducted from the stated share capital;

(2) loans and contractual liabilities incurred in violation of the provisions of the Indenture shall be disregarded; and

(3) loans provided to the German Guarantor by any other Guarantor shall be disregarded if such loans are considered subordinated pursuant to Section 39 para. 1 No. 5 of the German Insolvency Code (InsO Insolvenzordnung) (whether insolvency proceedings over the assets of the German Guarantor (or as the case may be, its general partner) have been opened or not).

(c) In addition, each German Guarantor, and, in case of a German GmbH & Co. KG Guarantor, its general partner, shall, for the purposes of determining the Net Assets, realize, to the extent legally permitted and commercially justifiable with respect to the cost and efforts involved, in a situation where such German Guarantor, and, in the case of a German GmbH & Co. KG Guarantor, its general partner, does not have sufficient Net Assets to maintain its stated share capital, any and all of its assets that are shown in the balance sheet of the German Guarantor, or, in case of a German GmbH & Co. KG Guarantor, its general partner, with a book value (Buchwert) that is significantly lower than the market value of the assets if the asset is not necessary for such German Guarantor’s, and, in the case of a German GmbH & Co. KG Guarantor, its general partner’s, business, (betriebsnotwendig) (the “Realizable Assets”).

(d) The Trustee shall not enforce this Note Guarantee against the relevant German Guarantor before the Net Assets (as determined in accordance with clauses (a), (b) and (c) of this Section 10.07), i.e., the amounts which may be claimed against a relevant German Guarantor, or, in the case of a German GmbH & Co. KG Guarantor, its general partner, have been determined in accordance with the following further procedure:

(1) following a notification by the Trustee to the relevant German Guarantor of its intention to enforce this Note Guarantee such German Guarantor shall notify the Trustee in writing within ten (10) Business Days of such notification of the Net Assets (the “Management Determination”). If the Trustee disagrees with this Management Determination such German Guarantor, acting reasonably, shall engage at its expense a firm of auditors of international standard and repute which shall proceed to audit the relevant German Guarantor with a view to investigating such German Guarantor’s Net Assets (the “Auditors’ Determination”) until the end of the calendar month in which the firm of auditors has been engaged and the German Guarantor shall give notice of such engagement to the Trustee. Each relevant German Guarantor shall render any and all reasonable assistance requested by the auditors for the purposes of facilitating the Auditors’ Determination and shall allow full access to and inspection of its books and any other necessary documents.

(2) The Auditors’ Determination of the Net Assets shall take into account, in addition to the terms set forth in clauses (a), (b) and (c) of this Section 10.07, the generally accepted accounting principles applicable in Germany and be based on the same principles that were applied when establishing the previous year’s balance sheet.

(3) The amount specified in the relevant Auditors’ Determination pertaining to the relevant German Guarantor, or, in the case of a German GmbH & Co. KG Guarantor, its general partner, shall be up to date and in any event such Auditors’ Determination shall have been prepared as of a date falling within the period commencing fifteen (15) Business Days prior to the date of the commencement of any enforcement action.

(4) The Trustee may proceed to enforce this Note Guarantee granted by the relevant German Guarantor, if and to the extent that (i) the German Guarantor has not provided the Management Determination within the ten (10) Business Days period or (ii) an Auditors’ Determination cannot be obtained within thirty (30) Business Days following notice by the Trustee to the relevant German Guarantor that it disagrees with its Management Determination. The maximum amount that may be claimed against such relevant German Guarantor in those circumstances will be the amount determined by the Trustee in good faith acting reasonably by reference to the most recent financial statements delivered in respect of the relevant German Guarantor under this Note Guarantee and, based on such determination by the Trustee, the payment of which would not result in such German Guarantor, or, in the case of a German GmbH & Co. KG Guarantor, its general partner, having insufficient assets to maintain its stated share capital. For the purpose of calculating such amount, the adjustments referred to in clause (b) of this Section 10.07 will be made to the most recent financial statements delivered as aforesaid.

(e) The limitations set forth in clause (a) of this Section 10.07 shall not apply to any amounts due and payable under this Note Guarantee which relate to funds which have been on-lent to the German Guarantor or to any of its (direct or indirect) Subsidiaries and are still outstanding.

(f) Regardless of the provisions set forth in this Section 10.07, the enforcement of this Note Guarantee into Liquid Assets (as defined below) shall be, at the date hereof and at any time hereafter until the full and complete payment of any and all obligations guaranteed by this Note Guarantee, be limited to the extent that such enforcement would result (i) in a violation of the prohibition of an intervention threatening the corporate existence of the German Guarantor (existenzvernichtender Eingriff) and (ii) such violation would result from a Liquidity Impairment:

(1) For the purpose of this Section 10.07(f) the fact that enforcement would result in a violation of the prohibition of an intervention threatening the corporate existence of the German Guarantor (existenzvernichtender Eingriff) shall be proven by the German Guarantor to the satisfaction of the Trustee, acting reasonably and taking into account the then current jurisprudence of the German Federal Court of Justice (Bundesgerichtshof).

(2) For the purposes of this Section 10.07(f) “Liquidity Impairment” means that the German Guarantor would, subject to subparagraph (3) below, if this Note Guarantee were enforced, not be able to fulfil its financial obligations which the German Guarantor owes to its creditors and which (i) are due at the time of a notification by the Trustee to the relevant German Guarantor of its intention to enforce the Guarantee (the “Demand”), or (ii) will become due within a period of thirty (30) calendar days following such Demand (the “Relevant Period”).

(3) For the purposes of determining whether a Liquidity Impairment occurs all liquid assets (i.e., cash, amounts standing to the credit of bank accounts and securities standing to the credit of securities accounts (“Liquid Assets”)) of the German Guarantor (including Liquid Assets the German Guarantor is due to receive within the Relevant Period) and Realizable Assets shall be taken into account.

(4) These limitations shall only apply if and to the extent that within ten (10) Business Days following a Demand, the managing director(s) on behalf of such German Guarantor has (have) confirmed in writing to the Trustee to what extent the enforcement of this Note Guarantee results in a Liquidity Impairment and such confirmation is supported by evidence reasonably satisfactory to the Trustee (the “Management Liquidity Impairment Determination”). If the Trustee disagrees with this Management Liquidity Impairment Determination such German Guarantor, acting reasonably, shall engage at its own expense a firm of auditors of international standard and repute which shall proceed to audit the relevant German Guarantor with a view to investigating the amount that would have been necessary on the date of the Demand to prevent the occurrence of a Liquidity Impairment (the “Auditor’s Liquidity Impairment Determination”). Each relevant German Guarantor shall render any and all reasonable assistance requested by the auditors for the purposes of facilitating the Auditors’ Liquidity Impairment Determination and shall allow full access to and inspection of its books and any other necessary documents.

(5) The Trustee may proceed to enforce the Guarantee granted by the relevant German Guarantor, if and to the extent that (a) the German Guarantor has not provided the Management Liquidity Impairment Determination within the ten (10) Business Days period or (b) an Auditors’ Liquidity Impairment Determination cannot be obtained within thirty (30) Business Days following notice by the Trustee to the relevant German Guarantor that it disagrees with its Management Liquidity Impairment Determination. The maximum amount that may be claimed against such relevant German Guarantor in those circumstances will be the amount determined by the Trustee in good faith acting reasonably by reference to the most recent financial statements delivered in respect of the relevant German Guarantor under this Agreement and, based on such determination by the Trustee, the payment of which would not result in a Liquidity Impairment of such German Guarantor. For the purpose of calculating such amount, the adjustments referred to in clauses (2) and (3) of this Section 10.07(f) will be made to the most recent financial statements delivered as aforesaid.

(g) Regardless of the provisions set forth in this Section 10.07, the enforcement of this Note Guarantee shall be limited to the extent that such enforcement would result in a liability of the managing directors of the German Guarantor, or, as the case may be, the directors of its general partner, in accordance with Section 64 3rd sentence of the German Limited Liability Companies Act due to an illiquidity of the German Guarantor, or, as the case may be, its general partner. The proof of illiquidity caused by the payment or enforcement shall be deemed met, without limitation, in case of a Liquidity Impairment, the occurrence of which is determined as set forth in Section 10.07(f).

(h) If the amount payable under the relevant Guarantee was determined in accordance with Section 10.07(d)(4) or in accordance with Section 10.07(f)(5), because an Auditors’ Determination could not be obtained as outlined in Section 10.07(d)(4)(b) or an Auditor’s Liquidity Impairment Determination could not be obtained as outlined in Section 10.07(f)(5)(b), and, in such case, an Auditors’ Determination or an Auditor’s Liquidity Impairment Determination delivered by the relevant German Guarantor to the Trustee within three months after the respective auditor should have been engaged in accordance with Section 10.07(d)(1) or in accordance with Section 10.07(f)(4) confirms that the amount available under the relevant Guarantee granted hereunder at the time of enforcement was less than the amount recovered by the Trustee, the Trustee agrees to release to the relevant German Guarantor an amount of the proceeds equal to the amount by which the recoveries relating to the relevant Guarantee exceeded the amount determined to be available.

(i) No reduction of the amount enforceable under this Note Guarantee in accordance with the above limitations will prejudice the rights of the Trustee to continue enforcing this Note Guarantee (subject always to the operation of the limitations set forth above at the time of such enforcement) until full satisfaction of the guaranteed claims.

ARTICLE ELEVEN

MISCELLANEOUS

Section 11.01. Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control. If any provision of this Indenture modifies any TIA provision that may be so modified, such TIA provision shall be deemed to apply to this Indenture as so modified. If any provision of this Indenture excludes any TIA provision that may be so excluded, such TIA provision shall be excluded from this Indenture.

The provisions of TIA Sections 310 through 317 that impose duties on any Person (including the provisions automatically deemed included unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

Section 11.02. Notices.

Except for notice or communications to Holders, any notice or communication shall be given in writing (including telecopy) and when received if delivered in person, when receipt is acknowledged if sent by facsimile, on the next Business Day if timely delivered by a nationally recognized courier service that guarantees overnight delivery or two Business Days after deposit if mailed by first-class mail, postage prepaid, addressed as follows:

If to the Company:

WireCo WorldGroup Inc.

12200 NW Ambassador Drive

Kansas City, MO 64163-1244

Attn: General Counsel

Facsimile: (816) 236-5000

With a copy to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, NY 10019

Attn:  David M. Silk

           Ante Vucic

Facsimile: 212-403-2256

If to the Trustee, Registrar or Paying Agent:

U.S. Bank National Association

100 Wall Street, 16th Floor

New York, NY 10005

Attention: Corporate Trust Services

Facsimile: 212-361-6153

Such notices or communications shall be effective when received and shall be sufficiently given if so given within the time prescribed in this Indenture.

The Company, the Guarantors or the Trustee by written notice to the others may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Holder shall be mailed to him by first-class mail, postage prepaid, at his address shown on the Register.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication to a Holder is mailed in the manner provided above, it shall be deemed duly given, whether or not the addressee receives it.

In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice as required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

Section 11.03. Communications by Holders with Other Holders.

Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

Section 11.04. Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company or any Guarantor to the Trustee to take any action under this Indenture (except for the issuance of Notes on the Issue Date), the Company or such Guarantor shall furnish to the Trustee:

(1) an Officer’s Certificate (which shall include the statements set forth in Section 11.05 below) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2) an Opinion of Counsel (which shall include the statements set forth in Section 11.05 below) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 11.05. Statements Required in Certificate and Opinion.

Each certificate (other than certificates provided pursuant to Section 4.06) and opinion with respect to compliance by or on behalf of the Company or any Guarantor with a condition or covenant provided for in this Indenture shall include:

(1) a statement that the Person making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such Person, it or he has made such examination or investigation as is necessary to enable it or him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether or not, in the opinion of such Person, such covenant or condition has been complied with.

Section 11.06. Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or meetings of Holders. The Registrar and Paying Agent may make reasonable rules for their functions.

Section 11.07. Legal Holidays.

A “Legal Holiday” is a Saturday, a Sunday or other day on which (i) commercial banks in the City of New York are authorized or required by law to close or (ii) the New York Stock Exchange is not open for trading. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

Section 11.08. Governing Law; Waiver of Jury Trial.

This Indenture, the Notes and the Note Guarantees shall be governed by and construed in accordance with the laws of the State of New York, but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

EACH OF THE COMPANY, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE NOTES.

Section 11.09. No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture, loan, security or debt agreement of the Company or any Subsidiary thereof. No such indenture, loan, security or debt agreement may be used to interpret this Indenture.

Section 11.10. Successors.

All agreements of the Company and the Guarantors in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee, any additional trustee and any Paying Agents in this Indenture shall bind its successor.

Section 11.11. Multiple Counterparts.

The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent one and the same agreement.

Section 11.12. Table of Contents, Headings, etc.

The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 11.13. Separability.

Each provision of this Indenture shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purpose of this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.14. Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 11.15. U.S.A. Patriot Act.

The parties to this Indenture acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act,, financial institutions such as the Trustee are required, in order to help counteract the funding of terrorism and money laundering, to obtain, verify, and record information that identifies each Person that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may reasonably request in order for the Trustee to satisfy its requirements under the U.S.A. Patriot Act.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed all as of the date and year first written above.

WIRECO WORLDGROUP INC.

By:	/s/ Ira Glazer
	Name:	Ira Glazer
	Title:	President

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ John J. Doherly
	Name:	John J. Doherly
	Title:	Vice President

WIRECO WORLDGROUP (CAYMAN), INC.

By:	/s/ Troy W. Thacker
	Name:	Troy W. Thacker
	Title:	Director

WIRECO WORLDGROUP LIMITED

By:	/s/ Troy W. Thacker
	Name:	Troy W. Thacker
	Title:	Director

WRCA DISTRIBUTOR (CAYMAN) LTD.

By:	/s/ Troy W. Thacker
	Name:	Troy W. Thacker
	Title:	Director

WRCA FINANCE (LUXEMBOURG) S.A R.L.

By:	/s/ Ira Glazer
	Name:	Ira Glazer
	Title:	Manager

WRCA (LUXEMBOURG) HOLDINGS S.A R.L.

By:	/s/ Ira Glazer
	Name:	Ira Glazer
	Title:	Manager

WRCA (LUXEMBOURG) S.A R.L.

By:	/s/ Ira Glazer
	Name:	Ira Glazer
	Title:	Manager

WRCA US HOLDINGS INC.

By:	/s/ Ira Glazer
	Name:	Ira Glazer
	Title:	President

WRCA, LLC
By: WIRECO WORLDGROUP, INC. (f/k/a Wire
Rope Corporation of America, Inc.)

By:	/s/ Ira Glazer
	Name:	Ira Glazer
	Title:	President

1295728 ALBERTA ULC

By:	/s/ Ira Glazer
	Name:	Ira Glazer
	Title:	President

WIRELINE WORKS PARTNERSHIP, by its duly authorized partner 1295728 Alberta ULC

By:	/s/ Ira Glazer
	Name:	Ira Glazer
	Title:	President

WRCA CANADIAN HOLDINGS (LUXEMBOURG) S.A R.L.

By:	/s/ Ira Glazer
	Name:	Ira Glazer
	Title:	Manager

CASAR DRAHTSEILWERK SAAR GMBH

By:	/s/ Ira Glazer
	Name:	Ira Glazer
	Title:	Managing Director

WIRECO WORLDGROUP SALES (CAYMAN) LTD.

By:	/s/ Troy W. Thacker
	Name:	Troy W. Thacker
	Title:	Director

PHILLYSTRAN EUROPE B.V., by Phillystran, Inc., its sole director

By:	/s/ Ira Glazer
	Name:	Ira Glazer
	Title:	President

WWG PHILLYSTRAN HOLDINGS, INC.

By:	/s/ Ira Glazer
	Name:	Ira Glazer
	Title:	President

PHILLYSTRAN, INC.

By:	/s/ Ira Glazer
	Name:	Ira Glazer
	Title:	President

EXHIBIT A

CUSIP NO: 97654NAA2

WIRECO WORLDGROUP INC.

No. [ ]	$

9.5% SENIOR NOTE DUE 2017

WIRECO WORLDGROUP INC., a Delaware corporation, as issuer (the “Company”), for value received, promises to pay to CEDE & CO. or its registered assigns the principal sum of $ on May 15, 2017.

Interest Payment Dates: May 15 and November 15 commencing November 15, 2010

Record Dates: May 1 and November 1

Reference is made to the further provisions of this Note contained herein, which shall for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this Note to be signed by a duly authorized officer.

WIRECO WORLDGROUP INC.

By:
	Name:	J. Keith McKinnish
	Title:	Senior Vice President and Chief Financial Officer

Certificate of Authentication

This is one of the 9.5% Senior Notes Due 2017 referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

Dated:

[FORM OF REVERSE OF NOTE]

WIRECO WORLDGROUP INC.

9.5% SENIOR NOTE DUE 2017

1. Interest. WIRECO WORLDGROUP INC., a Delaware corporation, as issuer (the “Company”), promises to pay, until the principal hereof is paid or made available for payment, interest on the principal amount set forth on the face hereof at a rate of 9.5% per annum. Interest hereon shall accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including May 19, 2010 to but excluding the date on which interest is paid. Interest shall be payable in arrears on each May 15 and November 15, commencing November 15, 2010. Interest shall be computed on the basis of a 360-day year of twelve 30-day months and actual days elapsed. The Company shall pay interest on overdue principal and on overdue interest (to the full extent permitted by law) at the rate borne by the Notes.

2. Method of Payment. The Company shall pay interest hereon (except defaulted interest) to the Persons who are registered Holders at the close of business on May 1, or November 1, immediately preceding the interest payment date (whether or not a Business Day). Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay to the Paying Agent principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. If a Holder has given wire transfer instructions to the Company, the Company may pay, or cause to be paid by the Paying Agent, all principal and interest on the Holder’s Notes in accordance with those instructions. All other payments on the Notes shall be made at the office or agency of the Paying Agent and Registrar unless the Company elects to make interest payments by check mailed to the Holders at their address set forth in the Register.

3. Paying Agent and Registrar. Initially, U.S. Bank National Association (the “Trustee”) shall act as a Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without prior notice to the Holders. The Company may act as Paying Agent or Registrar; provided that if the Company acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund.

4. Indenture. The Company issued the Notes under an Indenture dated as of May 19, 2010 (the “Indenture”) by and among the Company, the Guarantors party thereto, and the Trustee. This is one of an issue of Notes of the Company issued, or to be issued, under the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb), as amended from time to time. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of them. Capitalized and certain other terms used herein and not otherwise defined have the meanings set forth in the Indenture.

5. Optional Redemption.

(a) Except as set forth below or in the Indenture, the Notes shall not be redeemable at the option of the Company prior to May 15, 2013.

On or after May 15, 2013, the Company may redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, and Special Interest, if any, on the Notes redeemed, to the applicable Redemption Date, if redeemed during the twelve-month period beginning on May 15 of the years indicated below, subject to the rights of Holders of Notes on the relevant record date to receive interest on the relevant interest payment date:

YEAR	PERCENTAGE
2013	104.750%
2014	102.375%
2015	100%

Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable Redemption Date. Such redemption may be made upon notice as provided in Article Three of the Indenture.

(b) At any time, or from time to time, on or prior to May 15, 2013, the Notes may also be redeemed, by or on behalf of the Company, in whole, or any portion thereof, at the Company’s option, at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus the Applicable Premium as of, and accrued but unpaid interest and Special Interest, if any, to the Redemption Date, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date. Such redemption may be made upon notice as provided in Article Three of the Indenture. The Company may provide in such notice that payment of such price and performance of the Company’s obligation with respect to such redemption may be performed by another Person. Unless the Company defaults in payment of the Applicable Premium, on and after the applicable date of redemption, interest will cease to accrue on the Notes to be redeemed.

“Applicable Premium” means, with respect to any Note on any redemption date, the greater of:

(1) 1.0% of the principal amount of the Note; or

(2) the excess of:

(c) the present value at such redemption date of (i) the redemption price of the Note at May 15, 2013 (such redemption price being set forth in the table in paragraph (a) above) plus (ii) all required interest payments due on the Note through May 15, 2013 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(d) the principal amount of the Note.

“Comparable Treasury Issue” means the U.S. Treasury security selected by an Independent Investment Banker as having a maturity most nearly equal to the period from the Redemption Date to May 15, 2013, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities; provided if such period is less than one year, then the U.S. Treasury security having a maturity of one year shall be used.

“Comparable Treasury Price” means, with respect to any Redemption Date, (1) the average of four Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (2) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

“Independent Investment Banker” means an independent investment banking institution of national standing appointed by the Company.

“Reference Treasury Dealer” means two, and at the Company’s option up to three additional, primary U.S. government securities dealers in New York City (each a “Primary Treasury Dealer”) selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

“Treasury Rate” means, with respect to any Redemption Date, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication that is published weekly by the Board of

Governors of the Federal Reserve System and that establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the stated maturity, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined, and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated on the third Business Day preceding the Redemption Date.

The notice of redemption with respect to the foregoing redemption need not set forth the Applicable Premium but only the manner of calculation thereof. The Company shall notify the Trustee of the Applicable Premium with respect to any redemption promptly after the calculation, and the Trustee shall not be responsible for such calculation.

(c)(c) At any time prior to May 15 , 2013, the Company may on any one or more occasions redeem up to 35% of the original aggregate principal amount of Notes issued under the Indenture (calculated giving effect to the issuance of any Additional Notes) at a redemption price equal to 109.5% of the principal amount of the Notes redeemed, plus accrued and unpaid interest and Special Interest, if any, to the Redemption Date (subject to the rights of Holders of Notes on the relevant record date to receive interest on the relevant interest payment date), with the net cash proceeds of one or more Equity Offerings; provided that:

(1) at least 65% of the original aggregate principal amount of Notes issued under the Indenture (calculated giving effect to the issuance of any Additional Notes) remains outstanding immediately after the occurrence of such redemption; and

(2) any such redemptions occur within 90 days of the date of the closing of any such Equity Offering.

Such redemption may be made upon notice as set forth in Article Three of the Indenture.

(d) If less than all of the Notes are to be redeemed at any time, the Trustee shall select Notes for redemption as follows:

(1) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or

(2) if the Notes are not listed on any national securities exchange, on a pro rata basis, by lot or by such method as the Trustee deems fair and appropriate;

provided that no Notes of $2,000 or less shall be redeemed in part.

A new Note in principal amount equal to the unredeemed portion thereof shall be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption pursuant to this paragraph 5 hereto become due on the related Redemption Date. On and after the Redemption Date, interest stops accruing on Notes or portions of them called for redemption.

(e) The Notes may be redeemed pursuant to Section 4.08(g) of the Indenture.

6. Notice of Redemption. Notices of redemption shall be mailed in accordance with Article Three of the Indenture. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed.

7. Offers To Purchase. The Indenture provides that upon the occurrence of a Change of Control or upon certain Asset Sales and subject to further limitations contained therein, the Company may be required to make an offer to purchase outstanding Notes in accordance with the procedures set forth in the Indenture.

8. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture, provided that if the Company acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay to it any taxes and fees required by law or permitted by the Indenture. The Registrar shall not be required to exchange or register a transfer of any Note for a period of 15 days immediately preceding the redemption date of Notes, except the unredeemed portion of any Note being redeemed in part.

10. Persons Deemed Owners. The registered Holder of this Note may be treated as the owner of this Note for all purposes.

11. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request. After that, Holders entitled to the money must look to the Company for payment as general creditors unless an “abandoned Property” law designates another Person.

12. Amendment, Supplement, Waiver, Etc. The Company, the Guarantors, if any, and the Trustee may, without the consent of the Holders of any outstanding Notes, amend, waive or supplement the Indenture or the Notes for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, maintaining the qualification of the Indenture under the Trust Indenture Act of 1939, as amended, providing for the assumption by a successor to the Company’s or any Guarantor’s obligations under the Indenture and making any change that does not adversely affect the legal rights under the Indenture of any Holder. Other amendments and modifications of the Indenture or the Notes may be made by the Company, the Guarantors, if any, and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of the outstanding Notes, subject to certain exceptions requiring the consent of the Holders of the particular Notes to be affected.

13. Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Company, its Restricted Subsidiaries and in certain cases, the other Restricted Entities or Guarantors, to, among other things, incur additional indebtedness, pay dividends on, redeem or repurchase its Capital Stock, make certain investments, sell assets, create restrictions on the payment of dividends or other amounts to any Restricted Entity from its Restricted Subsidiaries, enter into transactions with Affiliates, create liens or consolidate, merge or sell all or substantially all of the assets of the Company and its Restricted Subsidiaries or of a Guarantor, as applicable, and requires the Company to provide reports to Holders of the Notes. Such limitations are subject to a number of important qualifications and exceptions. Pursuant to Section 4.06 of the Indenture, the Company must annually report to the Trustee on compliance with such limitations.

14. Successor Corporation. When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture and the transaction complies with the terms of Article Five of the Indenture, the predecessor corporation shall, except as provided in Article Five of the Indenture, be released from those obligations.

15. Defaults and Remedies. Events of Default are set forth in the Indenture. Subject to certain limitations in the Indenture, if an Event of Default occurs and is continuing, then, and in each and every such case (except as described below), either the Trustee, by notice in writing to the Company, or the Holders of not less than 25% of the principal amount of the Notes then outstanding, by notice in writing to the Company and the Trustee, may, and the Trustee at the request of such Holders shall, declare due and payable, if not already due and payable, the principal of and any accrued and unpaid interest on all of the Notes; and upon any such declaration all such amounts upon such Notes shall become and be immediately due and payable, anything in the Indenture or in the Notes to the contrary notwithstanding. If an Event of Default specified in Sections 6.01(7) and (8) of the Indenture occurs with respect to the Company or any Significant Subsidiary, then the principal of and any accrued and unpaid interest on all of the Notes shall immediately become due and payable without any declaration or other act on the part of the Trustee or any Holder. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal, premium, if any, or interest on the Notes) if it determines that withholding notice is in their best interests.

16. Trustee Dealings with Company. Subject to certain limitations imposed by the Trust Indenture Act, the Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

17. No Recourse Against Others. No past, present or future director, officer, employee, incorporator, agent, member, stockholder or Affiliate of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes and Note Guarantees by accepting a Note and a Note Guarantee waives and releases all such liabilities. The waiver and release are part of the consideration for issuance of the Notes and the Note Guarantees.

18. Discharge. The Company’s obligations pursuant to the Indenture shall be discharged, except for obligations pursuant to certain sections thereof, subject to the terms of the Indenture, upon the payment of all the Notes or upon the irrevocable deposit with the Trustee of United States dollars or Government Securities sufficient to pay when due principal of and interest on the Notes to maturity or redemption, as the case may be.

19. Note Guarantees. The Notes shall be entitled to the benefits of certain Note Guarantees made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

20. Authentication. This Note shall not be valid until the Trustee signs the certificate of authentication on the other side of this Note.

21. Governing Law. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF. The Trustee, the Company and the Guarantors agree to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to the Indenture or the Notes.

22. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

WIRECO WORLDGROUP INC.

12200 NW Ambassador Drive

Kansas City, MO 64163-1244

Attn: General Counsel

With a copy to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, NY 10019

Attn: David M. Silk

           Ante Vucic

ASSIGNMENT

I or we assign and transfer this Note to:

(Insert assignee’s social security or tax I.D. number)

(Print or type name, address and zip code of assignee)

and irrevocably appoint:

Agent to transfer this Note on the books of the Company. The Agent may substitute another to act for him.

Date:	Your Signature:
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have all or any part of this Note purchased by the Company pursuant to Section 4.08 or Section 4.12 of the Indenture, check the appropriate box:

☐  Section 4.08                                 ☐  Section 4.12

If you want to have only part of the Note purchased by the Company pursuant to Section 4.08 or Section 4.12 of the Indenture, state the amount you elect to have purchased:

$
(multiple of $1,000)

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guaranteed

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT B

FORM OF LEGEND FOR 144A GLOBAL NOTES AND OTHER SECURITIES THAT ARE RESTRICTED SECURITIES

THIS SECURITY (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

(1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A “QIB”), (B) IT IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501 (A)(1),(2),(3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN “IAI”);

(2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS SECURITY (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY, IF THE COMPANY SO REQUESTS, THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION; AND

(3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION” AND “UNITED STATES” HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE GOVERNING THIS SECURITY PROHIBITS ANY TRANSFER OF THIS SECURITY IN VIOLATION OF THE FOREGOING

B-1

EXHIBIT C

FORM OF LEGEND FOR TEMPORARY REGULATION S GLOBAL NOTE

THIS SECURITY (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

(1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A “QIB”), (B) IT IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501 (A)(1),(2),(3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN “IAI”);

(2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS SECURITY (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY, IF THE COMPANY SO REQUESTS, THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION; AND

(3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION” AND “UNITED STATES” HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE GOVERNING THIS SECURITY PROHIBITS ANY TRANSFER OF THIS SECURITY IN VIOLATION OF THE FOREGOING.

C-1

EXHIBIT D

FORM OF LEGEND FOR GLOBAL NOTE

Any Global Note authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Note) in substantially the following form:

This Note is a Global Note within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Note is not exchangeable for Notes registered in the name of a person other than the Depositary or its nominee except in the limited circumstances described in the Indenture, and no transfer of this Note (other than a transfer of this Note as a whole by the Depositary to a nominee of the Depositary or by a nominee of the depositary to the depositary or another nominee of the depositary) may be registered except in the limited circumstances described in the Indenture.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company (a New York corporation) (“DTC”) to the issuer or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of DTC), any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

D-1

EXHIBIT E

FORM OF CERTIFICATE OF TRANSFER

U.S. Bank National Association

    as Trustee

100 Wall Street, 16th Floor

New York, NY 10005

Attention: Corporate Trust Services

Re:	WIRECO WORLDGROUP INC., a Delaware
corporation, as issuer (the “Company”), 9.5% Senior
Notes Due 2017 (the “Notes”)

Reference is hereby made to the Indenture, dated as of May 19, 2010 (the “Indenture”), among WireCo WorldGroup Inc., as issuer (the “Company”), the Guarantors party thereto and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                    , (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $        in such Note[s] or interests (the “Transfer”), to                     (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.  ☐  Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Certificated Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Certificated Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Certificated Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Certificated Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Certificated Note and in the Indenture and the Securities Act.

2.  ☐  Check if Transferee will take delivery of a beneficial interest in the Temporary Regulation S Global Note, the Permanent Regulation S Global Note or a Restricted Certificated Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Certificated Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Permanent Regulation S Global Note, the Temporary Regulation S Global Note and/or the Restricted Certificated Note and in the Indenture and the Securities Act.

3.  ☐  Check and complete if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Certificated Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Certificated Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)  ☐  such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b)  ☐  such Transfer is being effected to the Company or a subsidiary thereof;

or

(c)  ☐  such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

or

(d)  ☐  such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Certificated Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Certificated Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Certificated Notes and in the Indenture and the Securities Act.

4.  ☐  Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Certificated Note.

(a) ☐ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Certificated Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Certificated Notes and in the Indenture.

(b)  ☐  Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Certificated Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Certificated Notes and in the Indenture.

(c)  ☐  Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Certificated Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Certificated Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:	Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)	☐ a beneficial interest in the:

(i)	☐ 144A Global Note (CUSIP ), or

(ii)	☐ Regulation S Global Note (CUSIP ), or

(b)	☐ a Restricted Certificated Note.

2.	After the Transfer the Transferee will hold:

[CHECK ONE]

(a)	☐ a beneficial interest in the:

(i)	☐ 144A Global Note (CUSIP ), or

(ii)	☐ Regulation S Global Note (CUSIP ), or

(iv)	☐ Unrestricted Global Note (CUSIP ); or

(b)	☐ a Restricted Certificated Note; or

(c)	☐ an Unrestricted Certificated Note,

in accordance with the terms of the Indenture.

EXHIBIT F

FORM OF CERTIFICATE OF EXCHANGE

U.S. Bank National Association

    as Trustee

100 Wall Street, 16th Floor

New York, NY 10005

Attention: Corporate Trust Services

Re:	WIRECO WORLDGROUP INC., a Delaware
corporation, as issuer (the “Company”), 9.5% Senior
Notes Due 2017 (the “Notes”)

(CUSIP [            ])

Reference is hereby made to the Indenture, dated as of May 19, 2010 (the “Indenture”), among WireCo WorldGroup Inc., as issuer (the “Company”), the Guarantors party thereto and U.S. National Bank Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                    , (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $        in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1. Exchange of Restricted Certificated Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Certificated Notes or Beneficial Interests in an Unrestricted Global Note

(a)  ☐  Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b)  ☐  Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Certificated Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Certificated Note, the Owner hereby certifies (i) the Certificated Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Certificated Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c)  ☐  Check if Exchange is from Restricted Certificated Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Certificated Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Certificated Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

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(d)  ☐  Check if Exchange is from Restricted Certificated Note to Unrestricted Certificated Note. In connection with the Owner’s Exchange of a Restricted Certificated Note for an Unrestricted Certificated Note, the Owner hereby certifies (i) the Unrestricted Certificated Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Certificated Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Certificated Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. Exchange of Restricted Certificated Notes or Beneficial Interests in Restricted Global Notes for Restricted Certificated Notes or Beneficial Interests in Restricted Global Notes

(a)  ☐  Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Certificated Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Certificated Note with an equal principal amount, the Owner hereby certifies that the Restricted Certificated Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Certificated Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Certificated Note and in the Indenture and the Securities Act.

(b)  ☐  Check if Exchange is from Restricted Certificated Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Certificated Note for a beneficial interest in the [CHECK ONE] ☐ 144A Global Note, ☐ Regulation S Global Note, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

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EXHIBIT G

FORM OF NOTATION OF GUARANTEE

Each of the undersigned (the “Guarantors”) hereby jointly and severally unconditionally guarantees, to the extent set forth in the Indenture dated as of May 19, 2010 by and among WIRECO WORLDGROUP INC., a Delaware corporation, as issuer (the “Company”), the Guarantors party thereto and U.S. Bank National Association, as Trustee (as amended, restated or supplemented from time to time, the “Indenture”), and subject to the provisions of the Indenture, (a) the due and punctual payment of the principal of, and premium, if any, and interest on the Notes, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on overdue principal of, and premium and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee, all in accordance with the terms set forth in Article Ten of the Indenture, and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

The obligations of the Guarantors to the Holders and to the Trustee pursuant to the Note Guarantee and the Indenture are expressly set forth in Article Ten of the Indenture, and reference is hereby made to the Indenture for the precise terms and limitations of the Note Guarantee. Each Holder of a Note, by accepting such Note, agrees to and shall be bound by such provisions.

Each Note Guarantee shall be limited to an amount not to exceed the maximum amount that can be guaranteed by such Guarantor after giving effect to all of its other contingent and fixed liabilities without rendering such Note Guarantee, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

Capitalized terms used herein and not otherwise defined have the meanings set forth in the Indenture.

[Signatures on Following Pages]

IN WITNESS WHEREOF, each of the Guarantors has caused this Note Guarantee to be signed by a duly authorized officer.

[ ],
as Guarantor

By:
Name:
Title:

[ ],
as Guarantor

By:
Name:
Title:

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EXHIBIT H

FORM OF LEGEND FOR

TEMPORARY REGULATION S GLOBAL NOTE

THIS NOTE IS A TEMPORARY GLOBAL NOTE. PRIOR TO THE EXPIRATION OF THE DISTRIBUTION COMPLIANCE PERIOD APPLICABLE HERETO, BENEFICIAL INTERESTS HEREIN MAY NOT BE HELD BY ANY PERSON OTHER THAN (1) A NON-U.S. PERSON OR (2) A U.S. PERSON WHO PURCHASED SUCH INTEREST IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), PURSUANT TO RULE 144A THEREUNDER. BENEFICIAL INTERESTS HEREIN ARE NOT EXCHANGEABLE FOR PHYSICAL NOTES OTHER THAN A PERMANENT GLOBAL NOTE IN ACCORDANCE WITH THE TERMS OF THE INDENTURE. TERMS IN THIS LEGEND ARE USED AS USED IN REGULATION S UNDER THE SECURITIES ACT.

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